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PRICING SUPPLEMENT
(To Prospectus Dated January 25, 2002 and
Prospectus Supplement Dated January 25, 2002)

$10,000,000
The Bear Stearns Companies Inc.

Principal Protected Sector Selector Notes Due 2008
Linked to a Basket of U.S. Sector Exchange Traded Funds

        -    The Notes are unsecured debt obligations of The Bear Stearns Companies Inc.

        -    The Notes are linked to the performance of a basket of ten specified U.S. sector exchange traded funds, which we refer to collectively as the basket. The sector exchange traded funds are issued by iShares Trust®, a registered investment company and are traded on the American Stock Exchange.

        -    The Notes will mature on February 5, 2008. We will not make any payments on the Notes prior to maturity.

        -    The Notes are 100% principal protected if held to maturity. At maturity, you will receive the principal amount of the Notes, plus you may receive a variable return amount. The variable return amount may be zero, but it will not be less than zero.

        -    The variable return amount you may receive at maturity will be based on the performance of the basket, using a semi-annual performance selection mechanism over the five-year term of the Notes. Individual sector exchange traded funds will be removed from the basket once their performance has been used on an observation date.

        -    The Notes will be issued in minimum denominations of $1,000.

        -    The Notes will be issued in book-entry form only.

        -    The Notes have been approved for listing (subject to official notice of issuance) on the American Stock Exchange under the trading symbol "BYF.A."

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. SEE "RISK FACTORS" BEGINNING ON PAGE PS-8 OF THIS PRICING SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Initial public offering price	100%	$10,000,000

Agent's discount	2.5%	$250,000

Proceeds, before expenses, to us	97.5%	$9,750,000

        We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about February 5, 2003 against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

        After this offering is complete, the agents may use this pricing supplement, the accompanying prospectus supplement and prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The agents may act as principal or agent in these transactions.

Bear, Stearns & Co. Inc.

January 30, 2003

        "Dow Jones" and "Dow Jones US Basic Materials Sector IndexSM", "Dow Jones US Consumer Cyclical Sector IndexSM", "Dow Jones US Consumer Non-Cyclical Sector IndexSM", "Dow Jones US Energy Sector IndexSM", "Dow Jones US Financial Sector IndexSM", "Dow Jones US Healthcare Sector IndexSM", "Dow Jones US Industrial Sector IndexSM", "Dow Jones US Technology Sector IndexSM", "Dow Jones US Telecommunications Sector IndexSM" and "Dow Jones US Utilities Sector IndexSM" are service marks of Dow Jones and have been licensed for use for certain purposes by The Bear Stearns Companies Inc. The Bear Stearns Companies Inc.'s Principal Protected Sector Selector Notes are linked to a basket of US Sector Exchange Traded Funds which are based on the Dow Jones US Basic Materials Sector IndexSM, Dow Jones US Consumer Cyclical Sector IndexSM, Dow Jones US Consumer Non-Cyclical Sector IndexSM, Dow Jones US Energy Sector IndexSM, Dow Jones US Financial Sector IndexSM, Dow Jones US Healthcare Sector IndexSM, Dow Jones US Industrial Sector IndexSM, Dow Jones US Technology Sector IndexSM, Dow Jones US Telecommunications Sector IndexSM and Dow Jones US Utilities Sector IndexSM, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

        "iShares Trust®" and "iShares Dow Jones U.S. Basic Materials Sector Index Fund®", "iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund®", "iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund®", "iShares Dow Jones U.S. Energy Sector Index Fund®", "iShares Dow Jones U.S. Financial Sector Index Fund®", "iShares Dow Jones U.S. Healthcare Sector Index Fund®", "iShares Dow Jones U.S. Industrial Sector Index Fund®", "iShares Dow Jones U.S. Technology Sector Index Fund®", "iShares Dow Jones U.S. Telecommunications Sector Index Fund®" and "iShares Dow Jones U.S. Utilities Sector Index Fund®" are trademarks of Barclays Global Investors, N.A. and have been licensed for use by The Bear Stearns Companies Inc. The Notes are not sponsored, endorsed, sold or promoted by Barclays Global Investors, N.A. and Barclays Global Investors, N.A. does not make any representations regarding the advisability of investing in the Notes.

        Bear Stearns, the agents, and the holders and beneficial owners of the Notes (and their respective employees, representatives or other agents) are authorized to use and disclose at any time to any and all persons information relating to the tax aspects (including the structure as it relates to tax aspects) of the Notes described in this pricing supplement and all materials of any kind provided to them related to such tax aspects (and structure), including tax opinions or other tax analyses, without limitations of any kind on such use or disclosure, other than restrictions under applicable United States federal and state securities laws.

CERTAIN DEFINITIONS

        Unless otherwise stated in this pricing supplement:

  •
  the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

  •
  "AMEX" refers to the American Stock Exchange;

  •
  "basket" refers to the Sector ETFs;

  •
  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

  •
  "Barclays" refers to Barclays Global Investors, N.A.;

  •
  "BSB" refers to Bear Stearns Bank plc;

  •
  "BSSC" refers to Bear, Stearns Securities Corp.;

  •
  "BSIL" refers to Bear, Stearns International Limited;

  •
  "CAGR" refers to the compounded annual growth rate of the Notes if held to maturity;

  •
  "Dow Jones" refers to Dow Jones & Company, Inc.;

  •
  "iShares Trust®" refers to the registered investment company that issued the Sector ETFs;

  •
  "NYSE" refers to the New York Stock Exchange;

  •
  "S&P 500 Index" refers to Standard & Poor's 500 Index;

  •
  "SEC" refers to the Securities and Exchange Commission;

  •
  "Sector ETFs" refers to the ten U.S. sector exchange traded funds issued by iShares Trust®, as described under "Description of the Sector ETFs" in this pricing supplement; and

  •
  "US dollars," "dollars," "US $" and "$" refer to the lawful currency of the United States of America.

        Other capitalized terms that are used but not defined in this pricing supplement shall have the meanings given to them in the prospectus.

        Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

What are the Notes?

        The Notes are our senior debt securities, and are not secured by collateral. The Notes will rank equally with all our other unsecured and unsubordinated debt. The Notes will mature on February 5, 2008, and do not provide for earlier maturity.

        You may only transfer the Notes in denominations of $1,000. You will not have the right to receive physical certificates evidencing your ownership of the Notes, except under limited circumstances. Instead, we will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company ("DTC") or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. See "Description of Notes—Book-Entry Notes—Registration, Transfer and Payments" in the accompanying prospectus supplement.

What Does "Principal Protected" Mean?

        "Principal Protected" means that your principal investment in the Notes will not be at risk due to a decline in the value of the basket if the Notes are held to maturity. You may receive less than the principal amount of the Notes if you sell the Notes prior to maturity.

        Since repayment of the Notes is our direct obligation, actual or anticipated changes in our current credit ratings (A2 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services), may affect the value of the Notes prior to maturity. Certain events, such as an Event of Default (as defined in the accompanying prospectus) with respect to the Notes may cause you to receive less than the principal amount of the Notes at maturity. See "Description of the Notes—Events of Default and Acceleration" in this pricing supplement. A rating is not a recommendation to purchase, hold or sell securities, since a rating does not address market price or suitability for a particular investor. A rating of debt securities addresses the likelihood of the payment of principal and interest, if any is due, on the securities in accordance with their terms. We cannot assure you that these ratings will not be changed or withdrawn by the rating agencies.

Will I Receive Interest on the Notes?

        We will not make any periodic payments of interest on the Notes, or any other payments on the Notes, until maturity. At maturity, in addition to your initial principal amount, you may receive a variable return amount that is based on the performance of the Sector ETFs that comprise the basket during the five-year term of the Notes.

What will I Receive at the Stated Maturity Date of the Notes?

        At maturity, you will receive the principal amount of the Notes, plus you may receive a variable return amount that will be linked to the performance of the Sector ETFs that comprise the basket during the five-year term of the Notes. The Sector ETFs are ten exchange traded funds whose values are based upon ten U.S. sector equity market indices compiled by Dow Jones. The variable return amount is designed to reflect the selection of the best performing sector remaining in the basket every six months during the five-year term of the Notes.

        The variable return amount is calculated as follows:

        On each observation date, the performance rate for each Sector ETF remaining in the basket will be calculated (as described below).

        The individual Sector ETF in the basket which has the most positive or least negative percentage change since the issue date of the Notes will be selected and used to establish the performance rate for that observation date. Once the performance of an individual Sector ETF has been used on an observation date, such Sector ETF will then be removed from the basket and will not be utilized in the calculation of performance rates for any subsequent observation date.

        On the valuation date, which will normally be the third business day prior to the stated maturity date, the variable return amount will equal the average of the ten Sector ETF performance rates selected during the five-year term of the Notes. The variable return amount will then be multiplied by the principal amount of your Note to determine the amount you will receive on the stated maturity date.

        The average performance will be calculated on the valuation date by adding the ten selected performance rates and dividing the sum by the number of Sector ETFs that comprised the basket (ten).

        If the variable return amount for the five-year term of the Notes is less than or equal to zero, the variable return amount will be zero. If the variable return amount is zero, we will pay you only the principal amount of your Notes. The variable return amount will not be less than zero.

        The performance rate for each of the Sector ETFs remaining in the basket on each observation date will be calculated as follows:

(reference value - initial value) initial value

The individual Sector ETF in the basket which has the most positive or least negative percentage change since the issue date will be selected and used to set the performance rate for that observation date.

For purposes of this formula:

  •
  the "reference value" will equal the closing value of each of the Sector ETFs that comprise the basket on each observation date or, if that day is not a business day, on the next business day;

  •
  the "closing value" will be the closing price of each of the Sector ETFs on the AMEX on such observation date;

  •
  an "observation date" will occur semi-annually, commencing with the first observation date on July 30, 2003 and on the 30th of each January and July thereafter until the last observation date, which will be January 30, 2008, subject to the following business day convention;

  •
  for the first observation date, the "initial value" will equal the closing value of each of the Sector ETFs on January 30, 2003;

  •
  the "valuation time" will be the close of trading on the AMEX; and

  •
  "business day" will be a day, as determined by the calculation agent, on which the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a market disruption event) and the Sector ETFs' values are calculated and published. The calculation agent may, in its sole discretion, add to or delete from the definition of "business day" any major U.S. exchange or market that commences or ceases to serve as a primary exchange or market upon which a Sector ETF underlying the basket trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Sector ETFs trades. All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        For more specific information about the variable return amount and for illustrative examples, see "Description of the Notes" in this pricing supplement. If any of the Sector ETFs are de-listed from the

AMEX or cease to be issued by iShares Trust® prior to removal from the basket, and the calculation agent determines to substitute a corresponding Dow Jones US Sector Index or other successor or substitute sector index for the discontinued Sector ETF, such corresponding, successor or substitute sector index will be substituted for the discontinued Sector ETF for purposes of the definitions set forth above.

What is the Basket of Sector ETFs and What does it Measure?

        The basket will be comprised of Sector ETFs whose values are based upon ten U.S. sector equity market indices compiled by Dow Jones. The indices track the following sectors: Basic Materials, Consumer Cyclical, Consumer Non-Cyclical, Energy, Financial, Healthcare, Industrial, Technology, Telecommunications and Utilities. The number of companies currently represented by the ten U.S. sectors is approximately 1,595. Currently 98.57% of the members of the S&P 500 Index are represented in these ten U.S. sector equity market indices, and included in the Sector ETFs that comprise the basket. The Sector ETFs are quoted on the AMEX.

        For more specific information about the Sector ETFs that comprise the basket, see "Description of the Sector ETFs" in this pricing supplement.

What Changes will Occur in the Basket?

        Over the course of the five-year term of the Notes, on each observation date, an individual Sector ETF which has the most positive or least negative percentage change will be selected and used to establish the performance rate for such observation date. Once the performance of an individual Sector ETF has been used on an observation date, such Sector ETF will be removed from the basket and will not be utilized in the calculation of performance rates for any subsequent observation date. See "Description of the Notes" in this pricing supplement.

How has the Basket of Sector ETFs Performed Historically?

        We have provided tables showing the closing values of each of the Sector ETFs on the last business day of each quarter from June 30, 2000 to December 31, 2002. You can find these tables in "Description of the Sector ETFs—Historical Data on the Sector ETFs" in this pricing supplement. We have provided this historical information to help you evaluate the behavior of the Sector ETFs in various economic environments; however, past performance is not necessarily indicative of how the Sector ETFs will perform in the future. See "Risk Factors—The Historical Performance of the Sector ETFs is Not an Indication of the Future Performance of the Sector ETFs" in this pricing supplement.

Will the Notes be Listed on a Securities Exchange?

        The Notes have been approved for listing (subject to official notice of issuance) on the AMEX. You should be aware that the listing of the Notes on the AMEX will not necessarily ensure that a liquid trading market will be available for the Notes and may be discontinued. See "Risk Factors—There May Not Be a Liquid Secondary Market for the Notes" in this pricing supplement.

What is the Role of Our Subsidiary, Bear Stearns?

        Our subsidiary, Bear Stearns, will be our agent for the offering and sale of the Notes. After the initial offering, Bear Stearns intends to buy and sell the Notes to create a secondary market for holders of the Notes, and may stabilize or maintain the market price of the Notes during the initial distribution of the Notes. However, Bear Stearns will not be obligated to engage in any of these market activities or continue them once they are begun.

        Bear Stearns also will be our calculation agent for purposes of calculating the variable return amount. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns' status as our subsidiary, and its responsibilities as calculation agent. See "Risk Factors—The Calculation Agent is One of Our Affiliates, Which Could Result in a Conflict of Interest" in this pricing supplement.

Can You Tell Me More About The Bear Stearns Companies Inc.?

        We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section entitled "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in the accompanying prospectus.

What are the U.S. Federal Income Tax Consequences of Investing in the Notes?

        Because the Notes are contingent payment debt instruments for federal income tax purposes, a U.S. holder of a Note will be required to include original issue discount ("OID") in gross income over the term of the Note prior to receiving payment on the Note at maturity. The amount of OID includible in each year is based on our "comparable yield." In addition, we have computed a "projected payment amount" that produces the comparable yield. The comparable yield and the projected payment amount are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount we actually pay at maturity is, in fact, less than the projected payment amount, then a U.S. holder would have recognized taxable income in periods prior to maturity that exceeds the U.S. holder's economic income from holding the Note during such periods (with an offsetting ordinary loss). If a U.S. holder disposes of the Note prior to maturity, the U.S. holder will be required to treat any gain recognized upon the disposition of the Note as ordinary income (rather than capital gain). See "Certain U.S. Federal Income Tax Considerations" in this pricing supplement and "Certain United States Federal Income Tax Considerations" in the prospectus supplement.

Does ERISA Impose any Limitations on Purchases of the Notes?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the Notes only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available. Government plans subject to any substantially similar law will also be subject to this condition.

Are There any Risks Associated with my Investment?

        Yes, the Notes are subject to a number of risks. See "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement, the accompanying prospectus supplement and prospectus before deciding whether an investment in the Notes is suitable for you in light of your particular investment objectives and financial circumstances. As described in more detail below, the trading price of the Notes may vary considerably prior to the stated maturity date due, among other things, to fluctuations in the price of the Sector ETFs that then comprise the basket on each observation date and other events that are difficult to predict and beyond our control.

        You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Notes in light of your particular circumstances.

You may not Earn a Return on Your Investment

        You should be aware that if the variable return amount on the valuation date of the Notes is less than or equal to zero, then the variable return amount will be zero. If the variable return amount is zero, we will pay you only the principal amount of your Notes on the stated maturity date. The variable return amount will not be less than zero.

You will not Receive any Periodic Payments of Interest

        You will not receive any periodic payments of interest or any other periodic payments on the Notes until maturity. At maturity, in addition to your initial principal amount, you may receive a variable return amount that is based on the performance of the Sector ETFs on each observation date during the five-year term of the Notes. The variable return amount may be zero. For more specific information about the variable return amount and for illustrative examples, see "Description of the Notes" below.

Your Yield may be Below Market Interest Rates on the Pricing Date

        The variable return amount that you receive, if any, may be below what we would pay as interest as of the pricing date if we had issued non-callable senior debt securities with a similar maturity to that of the Notes. The return of principal at maturity and any payment of the variable return amount may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

These Notes are Different from Our Conventional Debt Securities in Several Ways

  •
  Sector selector mechanism. There is no guarantee that the sector selector mechanism utilized on each observation date will yield a variable return amount that will match or outperform a benchmark equity index such as the S&P 500 Index. There is no assurance that any of the Sector ETFs (or any corresponding, successor or substitute index substituted for any discontinued Sector ETF) will yield positive performance rates over the five-year term of the Notes.

  •
  Averaging feature. Because the variable return amount paid at maturity will equal the average of ten Sector ETF performance rates selected over the five-year term of the Notes, significant (or several significant) negative performance rates would offset gains made in other positive performance rates and could cause the Notes to underperform a benchmark equity index such as the S&P 500 Index or cause the variable return amount to be zero.

  •
  Limited sector returns. Once the performance of an individual Sector ETF has been used on an observation date, such Sector ETF will then be removed from the basket and you will not benefit from future positive returns generated by such removed Sector ETF.

  •
  Correlation of performance. Performance among the Sector ETFs may become highly correlated over time, thereby minimizing the beneficial timing or hedging effect derived from inversely related investments. High correlation during periods of negative returns among Sector ETFs could reduce the performance of the Notes.

Adjustments to the Sector ETFs and the Dow Jones US Sector Indices Could Adversely Affect the Value of the Notes

        iShares Trust® is responsible for maintaining the Sector ETFs. Dow Jones is responsible for compiling and maintaining the Dow Jones US Sector Indices. Dow Jones can add, delete or substitute the stocks underlying the Dow Jones US Sector Indices or make other methodological changes that could change the value of the Dow Jones US Sector Indices and affect the value of the Sector ETFs. Dow Jones may discontinue or suspend compilation or dissemination of the Dow Jones US Sector Indices. If events such as these occur, or if the index levels are not available because of a market disruption event or for any other reason, the calculation agent, which initially will be Bear Stearns, our affiliate, may determine the index levels on the observation dates and, ultimately, the variable return amount payable on the stated maturity date, in a manner it considers appropriate, in its sole discretion. See "Description of the Notes-Discontinuance of the Sector ETFs."

Tax Consequences

        For U.S. federal income tax purposes, the Notes will be classified as contingent payment debt instruments. As a result, you will be required to include original issue discount in income during your ownership of the Notes although you will receive no cash payments during the term of the Notes. Additionally, you will generally be required to treat gain, if any, recognized on a sale, upon maturity, or other disposition of the Notes as ordinary income (rather than capital gain). See "Certain U.S. Federal Income Tax Considerations" beginning on page PS-36 of this pricing supplement.

The Historical Performance of the Sector ETFs is not an Indication of the Future Performance of the Sector ETFs

        The historical performance of the Sector ETFs, which is included in this pricing supplement, should not be taken as an indication of the future performance of the Sector ETFs. It is impossible to predict whether the value of the Sector ETFs will increase or decrease. Trading prices of the Sector ETFs will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the Sector ETFs are traded, and by various circumstances that can influence the values of the Sector ETFs in a specific market segment.

The Price, if any, at Which You will be Able to Sell Your Notes Prior to Maturity will Depend on a Number of Factors, and may be Substantially Less Than You had Originally Invested

        We believe that the value of your Notes will be affected by the supply of and demand for the Notes, the value of the Sector ETFs on each observation date, and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the values of the Sector ETFs are less than, equal to or not sufficiently above the values of the Sector ETFs when you purchased the Notes. The following paragraphs describe what we expect to be the impact on the market value of the Notes with a change in a specific factor, assuming all other conditions remain constant.

  •
  Value of the Sector ETFs. We expect that the market value of the Notes will likely depend substantially on the relationship between the initial value of the Sector ETFs and the value of the Sector ETFs in the basket on each of the observation dates. If you choose to sell your Notes when the values of the Sector ETFs in the basket exceed their initial values, you may still receive substantially less than the amount that would have been payable at maturity based on those values, because of the expectation that the Sector ETFs in the basket will continue to fluctuate between such time, and the time when their reference values are determined. If you choose to sell your Notes when the values of the Sector ETFs in the basket are below their initial values, you may receive less than your initial principal investment. The effect of the market values of the Sector ETFs in the basket on each observation date on the market value of the Notes will likely decrease over time during the five-year term of the Notes, because a portion of the variable return amount will be determined on each of the ten observation dates during such period.

  •
  Volatility of the Sector ETFs. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Sector ETFs increases or decreases, the trading value of the Notes may be adversely affected. The effect of the volatility of the Sector ETFs on the market value of the Notes will likely decrease over time during the term of the Notes, because the performance rates (and thus a portion of the variable return amount) will be determined on each observation date.

  •
  Interest rates. We expect that the market value of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the Notes may decrease, and if U.S. interest rates decrease, the value of the Notes may increase. Interest rates may also affect the economy and, in turn, the value of the Sector ETFs, which (for the reasons discussed above) would affect the value of the Notes. Rising interest rates may lower the value of the Sector ETFs and, thus, the value of the Notes.

  •
  The Company's credit ratings, financial condition and results. Actual or anticipated changes in our credit ratings, financial condition or results may significantly affect the value of the Notes.

  •
  Time remaining to maturity. As the time remaining to maturity of the Notes decreases, the "time premium" associated with the Notes will decrease. The "time premium" results from expectations concerning the value of the Sector ETFs during the period prior to the maturity of the Notes. However, as the time remaining to the maturity of the Notes decreases, this time premium may decrease, decreasing the market value of the Notes.

  •
  Events involving the companies comprising the Sector ETFs. General economic conditions and earnings results of the companies whose common stocks comprise the Sector ETFs, and real or anticipated changes in those conditions or results, may affect the market value of the Notes.

        We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the Sector ETFs.

There may not be a Liquid Secondary Market for the Notes

        Although the Notes have been approved for listing (subject to official notice of issuance) on the AMEX, there may not be a secondary market in the Notes and, if there were to be a secondary market, it may not be liquid. Accordingly, the liquidity of the Notes may be limited and, under certain circumstances, nonexistent. However, Bear Stearns intends under ordinary market conditions to indicate prices in the Notes on request, although there can be no assurance at what price such a bid would be made. The price given, if any, will be affected by many factors including, but not limited to: the remaining term of the Notes, the general level of interest rates, the current value of the Sector ETFs and the cost to us of unwinding any related hedging activity or any funding arrangement.

We are not Affiliated with the Companies Whose Securities are Included in the Sector ETFs that Comprise the Basket and have not Investigated Them

        We are not affiliated with any of the issuers of the stocks underlying the Sector ETFs and have not performed any due diligence investigation or review of any of them. You should undertake an independent investigation of the issuers of the component stocks and of the Sector ETFs themselves to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the Notes.

        We or our subsidiaries may from time to time engage in business with one or more of the issuers of the stocks underlying the Sector ETFs, including extending loans to, or making equity investments in, one or more of the issuers of the component stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the component stocks, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of these issuers. We have no ability to control or predict the actions of the issuers of the component stocks, including any corporate actions of the type that would require iShares Trust® to adjust the Sector ETFs. We or our affiliates from time to time have published and in the future may publish research reports with respect to the component stocks. These research reports may or may not recommend that investors buy or hold any of the component stocks. The Sector ETFs were compiled independently of any of our research recommendations and may not be consistent with any such recommendations.

        Actions by any issuer of the component stocks underlying the Sector ETFs that comprise the basket may have an adverse effect on the price of the Sector ETFs and the Notes. In addition, these companies are not involved in the offering of Notes and have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason.

We are not Affiliated with Dow Jones or Barclays

        We are not affiliated with Dow Jones or Barclays and have not performed any due diligence investigation or review of them. The Notes are not sponsored, endorsed, sold or promoted by Dow Jones or Barclays, and neither Dow Jones nor Barclays make any representations regarding the advisability of investing in the Notes.

iShares Trust®, the Issuer of the Sector ETFs Comprising the Basket, has No Obligations with Respect to the Notes.

        iShares Trust®, the issuer of the Sector ETFs comprising the basket, will not receive any of the proceeds of the offering of the Notes made hereby and is not responsible for, and has not participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. iShares Trust® is not involved with the administration, marketing or trading of the Notes and has no obligations with respect to the amount to be paid to you on the stated maturity date. We are solely responsible for the amount to be paid to you on the stated maturity date.

You will not have any Rights in the Sector ETFs that Comprise the Basket

        Although the variable return amount, if any, is based upon the performance of the Sector ETFs that comprise the basket, you will have no rights in these securities, either before or at the stated maturity of the Notes.

Inclusion of any Individual Sector ETF in the Basket is not an Investment Recommendation for Such Sector ETF

        You should not conclude that the inclusion of any individual Sector ETF in the basket is any form of investment recommendation for such Sector ETF as a stand-alone investment.

State Law may Limit Interest Paid

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under current New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Calculation Agent is One of Our Affiliates, Which Could Result in a Conflict of Interest

        Bear Stearns will act as the calculation agent. The calculation agent will make certain determinations and judgments in connection with calculating the Sector ETF values, or deciding whether a market disruption event has occurred. See "Description of the Notes—Discontinuance of the Sector ETFs" and "—Market Disruption Events" below. Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with Bear Stearns performing its role as calculation agent. Rules and regulations regarding broker-dealers (such as Bear Stearns) require Bear Stearns to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculation of the Sector ETF values that the calculation agent may be required to make prior to the dissemination of such Sector ETF values. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith, and using its reasonable judgment.

        Bear Stearns and its affiliates may, at various times, engage in transactions involving the stocks underlying the Sector ETFs and in the Sector ETFs underlying the basket for their proprietary accounts, as well as for other accounts under their management. These transactions may influence the value of such securities, and therefore the value of the basket. Bear Stearns and its affiliates will also be the counterparties to the hedge of our obligations under the Notes. See "Use of Proceeds and Hedging" below. Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns' responsibilities as calculation agent with respect to the Notes and its obligations under our hedge.

The Payments You Receive on the Notes may be Delayed or Reduced upon the Occurrence of a Market Disruption Event, or an Event of Default

        If the calculation agent determines that, on the last observation date, a market disruption event has occurred or is continuing, the determination of the value of the Sector ETFs by the calculation agent may be deferred. As a result, the valuation date and maturity date for your Note may also be delayed for up to five consecutive business days. If this occurs, you may not receive the cash payment that we are obligated to deliver on the maturity date of the Notes until several days after the originally scheduled due date. See "Description of the Notes—Market Disruption Events" below.

        Notes may be subject to redemption prior to their maturity date upon the occurrence of an Event of Default. See "Description of Debt Securities—Events of Default" in the accompanying prospectus. If a voluntary case under the United States Bankruptcy Code is commenced, or a case is involuntarily commenced against us, your claim may be limited to the principal amount of your Notes, and may not include any claim for any variable return amount. The amount of any recovery you may receive for any such claim will depend upon, among other things, the availability of a sufficient amount of assets to satisfy the claims of the class of creditors in which the Notes are classified. The Notes are not secured by collateral and will rank equally with all our other unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets will be subject to the senior claims of the subsidiaries' creditors. See "Description of Debt Securities—Ranking" in the accompanying prospectus. The amount of principal of the Notes, together with any variable return amount, payable prior to the maturity date will be adjusted to account fully for any losses, expenses and costs to the Company of unwinding any underlying or related hedging and funding arrangements, all as determined by the calculation agent in its sole and absolute discretion.

        You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. See "Certain U.S. Federal Income Tax Considerations" below.

DESCRIPTION OF THE NOTES

        The following description of the Notes (referred to in the accompanying prospectus supplement as the "Other Indexed Notes") supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary, and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). A copy of the Indenture is available as set forth under the section of the prospectus entitled "Where You Can Find More Information."

General

        The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The principal amount of the Notes will be $10,000,000. The Notes will mature on February 5, 2008, and will be our general unsecured obligations. The Notes will be issued only in fully registered form, and in minimum denominations of $1,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus. The Notes will not be subject to redemption prior to maturity.

        You should refer to the section entitled "Certain U.S. Federal Income Tax Considerations" below, for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Interest

        We will not make any periodic payments of interest on the Notes or any other payments on the Notes, until maturity. At maturity, in addition to your initial principal, you may receive a variable return amount as described below.

Payment at Maturity

        At maturity, you will receive the principal amount of the Notes, plus you may receive a variable return amount that will be linked to the performance of the Sector ETFs that comprise the basket during the five-year term of the Notes. The Sector ETFs are ten exchange traded funds whose values are based upon ten U.S. sector equity market indices compiled by Dow Jones. The variable return amount is designed to reflect the selection of the best performing sector remaining in the basket every six months during the five-year term of the Notes.

        The variable return amount is calculated as follows:

        On each observation date, the performance rate for each Sector ETF remaining in the basket will be calculated (as described below).

        The individual Sector ETF in the basket which has the most positive or least negative percentage change since the issue date of the Notes will be selected and used to establish the performance rate for that observation date. Once the performance of an individual Sector ETF has been used on an observation date, such Sector ETF will then be removed from the basket and will not be utilized in the calculation of performance rates for any subsequent observation date.

        On the valuation date, which will normally be the third business day prior to the stated maturity date, the variable return amount will equal the average of the ten Sector ETF performance rates selected during the five-year term of the Notes. The variable return amount will then be multiplied by the principal amount of your Note to determine the amount you will receive on the stated maturity date.

        The average performance will be calculated on the valuation date by adding the ten selected performance rates and dividing the sum by the number of Sector ETFs that comprised the basket (ten).

        If the variable return amount for the five-year term of the Notes is less than or equal to zero, the variable return amount will be zero. If the variable return amount is zero, we will pay you only the principal amount of your Notes. The variable return amount will not be less than zero.

        The performance rate for each of the Sector ETFs remaining in the basket on each observation date will be calculated as follows:

(reference value - initial value) initial value

        The individual Sector ETF in the basket which has the most positive or least negative percentage change since the issue date will be selected and used to set the performance rate for that observation date.

        For purposes of this formula:

  •
  the "reference value" will equal the closing value of each of the Sector ETFs that comprise the basket on each observation date or, if that day is not a business day, on the next business day;

  •
  the "closing value" will be the closing price of each of the Sector ETFs on the AMEX on such observation date;

  •
  an "observation date" will occur semi-annually, commencing with the first observation date on July 30, 2003 and on the 30th of each January and July thereafter until the last observation date, which will be January 30, 2008, subject to the following business day convention;

  •
  for the first observation date, the "initial value" will equal the closing value of each of the Sector ETFs on January 30, 2003;

  •
  the "valuation time" will be the close of trading on the AMEX; and

  •
  "business day" will be a day, as determined by the calculation agent, on which the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a market disruption event) and the Sector ETFs' values are calculated and published. The calculation agent may, in its sole discretion, add to or delete from the definition of "business day" any major U.S. exchange or market that commences or ceases to serve as a primary exchange or market upon which a Sector ETF underlying the basket trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Sector ETFs trades. All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        If any of the Sector ETFs are de-listed from the AMEX or cease to be issued by iShares Trust® prior to removal from the basket, and the calculation agent determines to substitute a corresponding Dow Jones US Sector Index or other successor or substitute sector index for the discontinued Sector ETF, such corresponding, successor or substitute sector index will be substituted for the discontinued Sector ETF for purposes of the definitions set forth above. See "Description of the Notes—Discontinuance of the Sector ETFs" below.

Illustrative Examples

        The following are illustrative examples demonstrating the hypothetical payment at maturity of a Note based on the assumptions outlined below and the calculation of the selected performance rates of the Sector ETFs over the specified time periods set forth in the tables below.

        Assumptions:

  •
  The examples reflect data from the sector indices compiled by Dow Jones corresponding to the Sector ETFs. Historical value data relating to the Sector ETFs is only available from their inception dates, May 2000 and June 2000.

  •
  Actual data is based upon the value of the sector indices, without giving effect to any dividends or other distributions paid on the stock of component companies included in the sector indices.

  •
  CAGR = (1+ variable return amount)(1/term of Note)-1

  •
  All amounts rounded upward to the nearest one-hundredth.

  •
  Investor pays the principal amount of $1,000 per Note and holds each Note to maturity.

  •
  All returns are based on a five-year term; pre-tax basis.

  •
  There has been no change in or affecting the composition of the index stocks comprising the sector indices or the method by which Dow Jones compiled the sector indices and no market disruption events occurred during the five-year periods.

        The following examples are for illustration purposes only. The historical performance of the corresponding sector indices should not be taken as an indication of the future performance of the Sector ETFs. The variable return amount received at maturity, if any, will depend on the selected performance rates on each observation date as determined by the calculation agent. In particular, the performance rates of the Sector ETFs used to establish the variable return amount could be lower or higher than the levels reflected in the illustrative examples below. Moreover, the assumptions on which the illustrative examples are based may turn out to be inaccurate. Consequently, the variable return amount to be paid in respect of your Note on the stated maturity date may be very different from the information reflected in the illustrative examples below. Historical value data regarding the Sector ETFs is included in this pricing supplement under "Description of the Sector ETFs—Historical Data on the Sector ETFs."

Sector Selector -- Return Examples December 1997 to December 2002 -- Changes vs. Initial Level
(returns in percent %)

Sector Index	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6	Period 7	Period 8	Period 9	Period 10
Technology	28.83

Telecommunications	11.93	48.86

Consumer Cyclical	27.07	34.17	50.12

Industrial	9.04	9.56	25.15	37.32

Healthcare	22.87	37.71	36.48	30.81	64.23

Energy	0.89	-7.30	10.36	9.41	21.98	35.93

Financial	11.92	5.41	16.04	4.89	2.90	30.33	27.50

Consumer Non-Cyclical	9.40	15.14	11.98	14.50	-3.97	0.89	-3.36	2.01

Basic Materials	4.00	-10.22	9.16	11.84	-19.92	-7.68	-6.51	-8.44	-2.46

Utilities	2.27	8.42	0.86	-9.71	-0.09	35.91	20.06	-2.89	-10.39	-26.81

Performance Rates	28.83	48.86	50.12	37.32	64.23	35.93	27.50	2.01	-2.46	-26.81

Total sum of the selected performance rates of the sector indices = 265.53
Average of performance rates = 265.53 / 10 = 26.55% after five years
Payment at maturity = ($1,000 + $1,000 × 0.2655) = $1,265.50
CAGR = (1+26.55%)(1/5) -1 = 4.82%

S&P 500 Index total return performance over same period -2.90%
CAGR based on S&P 500 Index performance = -0.59%

Sector Selector -- Return Examples December 1996 to December 2001 -- Change vs. Initial Level
(returns in percent %)

Sector Index	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6	Period 7	Period 8	Period 9	Period 10
Healthcare	25.98

Financial	20.51	46.25

Consumer Cyclical	15.11	33.22	69.28

Technology	18.25	22.54	57.86	108.19

Telecommunications	9.35	36.75	53.07	103.57	136.37

Industrial	16.42	19.45	30.25	30.88	49.49	64.04

Energy	12.06	19.71	20.77	10.97	32.11	30.97	46.02

Utilities	0.63	22.06	24.83	32.34	23.11	10.21	21.94	65.89

Consumer Non-Cyclical	20.17	29.97	42.19	49.64	45.54	48.82	24.81	31.13	25.61

Basic Materials	14.12	9.25	13.63	-1.92	19.25	22.19	-12.51	0.86	2.13	0.03

Performance Rates	25.98	46.25	69.28	108.19	136.37	64.04	46.02	65.89	25.61	0.03

Total sum of the selected performance rates of the sector indices = 587.66
Average of performance rates = 587.66 / 10 = 58.77% after five years
Payment at maturity = ($1,000 + $1,000 × 0.5877) = $1,587.70
CAGR =9.69%

S&P 500 Index total return performance over same period 66.24%
CAGR based on S&P 500 Index performance = 10.70%

Sector Selector -- Return Examples December 1994 to December 1999 -- Change vs. Initial Level
(returns in percent %)

Sector Index	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6	Period 7	Period 8	Period 9	Period 10
Technology	40.42

Healthcare	18.36	51.67

Financial	23.47	47.09	58.00

Consumer Non-Cyclical	16.66	34.45	53.05	64.90

Industrial	16.43	32.30	47.43	58.94	85.04

Energy	12.66	25.49	38.50	56.47	75.34	87.31

Consumer Cyclical	13.76	18.22	34.82	33.24	53.37	77.50	125.55

Telecommunications	9.64	36.00	34.47	31.93	44.27	80.41	101.94	168.56

Basic Materials	14.75	15.26	20.53	26.84	44.75	38.57	44.12	24.40	51.26

Utilities	10.30	24.01	22.14	21.86	22.63	48.74	52.12	61.27	50.03	34.30

Performance Rates	40.42	51.67	58.00	64.90	85.04	87.31	125.55	168.56	51.26	34.30

Total sum of the selected performance rates of the sector indices = 767.02
Average of performance rates = 767.02 / 10 = 76.70% after five years
Payment at maturity = ($1,000 + $1,000 × 0.767) = $1,767.00
CAGR = 12.06%

S&P 500 Index total return performance over same period 251.12%
CAGR based on S&P 500 Index performance = 28.56%

Sector Selector -- Return Examples December 1992 to December 1997 -- Change vs. Initial Level
(returns in percent %)

Sector Index	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6	Period 7	Period 8	Period 9	Period 10
Telecommunications	15.53

Technology	14.34	23.03

Basic Materials	2.92	10.01	11.10

Industrial	5.38	13.79	6.89	9.75

Financial	7.19	5.78	3.99	-1.77	21.28

Healthcare	-12.84	-7.30	-13.16	-0.02	18.34	51.64

Consumer Non-Cyclical	-11.11	-5.76	-12.17	-1.43	14.99	32.52	50.86

Energy	14.14	9.46	7.84	7.03	20.58	34.31	48.24	67.47

Consumer Cyclical	2.61	13.10	2.02	0.16	13.94	18.41	35.03	33.46	53.62

Utilities	9.44	5.78	-15.14	-12.96	-3.99	7.95	6.31	6.08	6.74	29.47

Performance Rates	15.53	23.03	11.10	9.75	21.28	51.64	50.86	67.47	53.62	29.47

Total sum of the selected performance rates of the sector indices = 333.74
Average of performance rates = 333.74 / 10 = 33.37% after five years
Payment at maturity = ($1,000 + $1,000 × 0.3337) = $1,333.70
CAGR = 5.93%

S&P 500 Index total return performance over same period 151.62%
CAGR based on S&P 500 Index performance = 20.27%

        The following two illustrative examples demonstrate the hypothetical payment at maturity of a Note if each of the Sector ETFs had remained in the basket for the full term of the Note without giving effect to the sector selection mechanism. Accordingly, instead of being removed from the basket following use on a particular observation date, the highest performing Sector ETF on each observation date would remain available to be used in calculating the performance rate on the valuation date. As shown below in the first example, even though the highest performing Sector ETFs remained available for use on all observation dates, the sector selector mechanism resulted in a higher average performance rate. In the second example, continued use of the Technology and Financial Sector ETFs (instead of their removal from the basket after use) would have yielded a higher average performance rate after five years than the rate that would have resulted from use of the sector selector mechanism.

Sector Selector -- Return Examples December 1997 to December 2002 -- Change vs. Initial Level
(returns in percent %)*

Sector Index	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6	Period 7	Period 8	Period 9	Period 10
Technology	28.83	69.90	112.22	211.60	236.66	96.36	61.24	40.49	-4.58	-14.05

Telecommunications	11.93	48.86	72.85	73.79	45.56	2.42	-1.79	-12.06	-43.56	-43.99

Consumer Cyclical	27.07	34.17	50.12	62.22	42.82	31.76	43.93	32.00	18.68	-0.52

Industrial	9.04	9.56	25.15	37.32	30.56	23.03	15.45	9.23	-7.84	-19.89

Healthcare	22.87	37.71	36.48	30.81	64.23	78.72	51.20	54.20	25.79	20.51

Energy	0.89	-7.30	10.36	9.41	21.98	35.93	26.95	17.89	15.49	-0.26

Financial	11.92	5.41	16.04	4.89	2.90	30.33	27.50	19.57	15.39	2.39

Consumer Non-Cyclical	9.40	15.14	11.98	14.50	-3.97	0.89	-3.36	2.01	5.95	-4.43

Basic Materials	4.00	-10.22	9.16	11.84	-19.92	-7.68	-6.51	-8.44	-2.46	-18.15

Utilities	2.27	8.42	0.86	-9.71	-0.09	35.91	20.06	-2.89	-10.39	-26.81

Performance Rates	28.83	48.86	50.12	37.32	64.23	35.93	27.50	2.01	-2.46	-26.81

        *Performance rates which would be omitted from the calculation if the sector selector mechanism were used are shown in this example in italics.

Not using the sector selection mechanism:

Total sum of the selected performance rates of the sector indices = -105.21
Average of performance rates = -105.21 / 10 = -10.52% after five years
Payment at maturity = ($1,000 + $1,000 × -0.1052) = $1,000 (Since the variable return amount is less than zero, only the principal amount of Notes will be paid)
CAGR = -2.20%

Using the sector selection mechanism:

Total sum of the selected performance rates of the sector indices = 265.53
Average of performance rates = 265.53 / 10 = 26.55% after five years
Payment at maturity = ($1,000 + $1,000 × 0.2655) = $1,265.50
CAGR = 4.82%

S&P 500 Index total return performance over same period -2.90%
CAGR based on S&P 500 Index performance = -0.59%

Sector Selector -- Return Examples December 1994 to December 1999 -- Change vs. Initial Level
(returns in percent %)*

Sector Index	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6	Period 7	Period 8	Period 9	Period 10
Technology	40.42	42.48	60.70	93.53	128.85	137.15	205.51	302.91	403.27	638.95

Healthcare	18.36	51.67	62.13	77.03	123.03	139.23	193.93	229.44	226.50	212.94

Financial	23.47	47.09	58.00	92.28	131.72	181.21	214.73	196.43	226.30	194.95

Consumer Non-Cyclical	16.66	34.45	53.05	64.90	98.16	114.32	134.48	146.76	140.00	145.40

Industrial	16.43	32.30	47.43	58.94	85.04	89.86	107.02	108.01	137.60	160.71

Energy	12.66	25.49	38.50	56.47	75.34	87.31	88.97	73.63	106.71	104.93

Consumer Cyclical	13.76	18.22	34.82	33.24	53.37	77.50	125.55	138.15	166.46	187.95

Telecommunications	9.64	36.00	34.47	31.93	44.27	80.41	101.94	168.56	211.84	213.54

Basic Materials	14.75	15.26	20.53	26.84	44.75	38.57	44.12	24.40	51.26	54.99

Utilities	10.30	24.01	22.14	21.86	22.63	48.74	52.12	61.27	50.03	34.30

Performance Rates	40.42	51.67	58.00	64.90	85.04	87.31	125.55	168.56	51.26	34.30

        *Performance rates which would be omitted from the calculation if the sector selector mechanism were used are shown in this example in italics.

Not using the sector selection mechanism:

Total sum of the selected performance rates of the sector indices = 1,948.66
Average of performance rates = 1,948.66 / 100 = 194.87% after five years
Payment at maturity = ($1,000 + $1,000 × 1.9487) = $2,948.70
CAGR = 24.14%

Using the sector selection mechanism:

Total sum of the selected performance rates of the sector indices = 767.02
Average of performance rates = 767.02 / 10 = 76.70% after five years
Payment at maturity = ($1,000 + $1,000 × 0.7670) = $1,767.00
CAGR = 12.06%

S&P 500 Index total return performance over same period 251.12%
CAGR based on S&P 500 Index performance = 28.56%

Discontinuance of the Sector ETFs

        If any of the Sector ETFs is de-listed from the AMEX or ceases to be issued by iShares Trust® prior to removal from the basket, the calculation agent will, in its sole discretion, substitute a corresponding Dow Jones US Sector Index compiled by Dow Jones for the discontinued Sector ETF. If the corresponding Dow Jones US Sector Index ceases to be compiled by Dow Jones and Dow Jones or another entity compiles a successor or substitute sector index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones US Sector Index, then the calculation agent will substitute the successor or substitute sector index as calculated by Dow Jones or such other entity for the discontinued Dow Jones US Sector Index. Upon any selection by the calculation agent of a corresponding, successor or substitute sector index, the calculation agent will cause notice to be furnished to us and the Trustee, who will provide notice of the selection of the corresponding, successor or substitute sector index to the registered holders of the Notes.

        If the calculation agent determines that any successor or substitute sector index is discontinued and there is no successor or substitute sector index, or that the level of any successor or substitute sector index is not available on the observation date because of a market disruption event or for any other reason, the calculation agent will determine the variable return amount on the valuation date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Sector ETFs.

        If the calculation agent determines that any successor or substitute sector index, the stocks comprising any successor or substitute sector index or the method of calculating any successor or substitute sector index is changed at any time in any respect, including any addition, deletion or substitution and any reweighting or rebalancing of the index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the performance rates used to determine the variable return amount payable on the stated maturity date are equitable.

        If corresponding, successor or substitute sector indices are selected or the calculation agent calculates a value as a substitute for the Sectors ETFs as described above, the corresponding, successor or substitute sector indices or value will be substituted for the Sector ETFs for all purposes, including for purposes of determining whether a business day or market disruption event occurs. Notwithstanding these alternative arrangements, discontinuance of any of the Sector ETFs may adversely affect the value of the Notes.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Market Disruption Events

        If there is a market disruption event on any observation date, the observation date will be the first succeeding business day on which there is no market disruption event, unless there is a market disruption event on each of the five business days following the original date that, but for the market disruption event, would have been the observation date. In that case, the fifth business day will be deemed to be the observation date, notwithstanding the market disruption event and the calculation agent will determine the performance rate for each of the Sector ETFs as of the valuation time on that fifth business day in accordance with the formula for and method of calculating the performance rate of the Sector ETFs in effect prior to the market disruption event using the performance rate of each Sector ETF (or, if trading in such Sector ETFs has been materially suspended or materially limited, the calculation agent's good faith estimate of the performance rate that would have prevailed but for such suspension or limitation) as of the valuation time on that fifth business day.

        A market disruption event means, as determined by the calculation agent in its sole discretion, the occurrence or existence of any of the following events with respect to one or more of the Sector ETFs, the corresponding Dow Jones US Sector Indices or any successor or substitute indices, or the stocks that comprise 20% or more of the Sector ETFs, the corresponding Dow Jones US Sector Indices or any successor or substitute indices, collectively referred to in this section as the "affected securities":

  •
  a suspension, absence or material limitation of trading in the affected securities on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
  •
  a breakdown or failure in the price and trade reporting systems of the respective primary markets on which the affected securities are traded, as a result of which the reported trading prices for the affected securities, during the last one-half hour before the close of trading in that market, are materially inaccurate; or
  •
  a suspension, absence or material limitation of trading in option or futures contracts relating to the affected securities, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
  •
  if the affected securities or option or futures contracts relating to the affected securities, if available, do not trade on what were the respective primary markets for those affected securities or contracts, as determined by the calculation agent in its sole discretion.

        The following events will not be market disruption events with respect to affected securities:

  •
  a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and
  •
  a decision to permanently discontinue trading in the option or futures contracts relating to the affected securities.

        Any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will constitute a suspension or material limitation of trading in the affected securities in that primary market.

        For this purpose, an "absence of trading" in the primary markets of the affected securities, or on which option or futures contracts relating to any of the affected securities, are traded will not include any time when such primary markets are closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in the affected securities or in option or futures contracts relating to the affected securities, if available, in the primary markets for those affected securities or those contracts, by reason of:

  •
  a price change exceeding limits set by such markets, or
  •
  an imbalance of orders relating to the affected securities or those contracts, or
  •
  a disparity in bid and ask quotes relating to the affected securities or those contracts,

        will constitute a suspension or material limitation of trading in the affected securities or those contracts in that primary market.

        Under certain circumstances, the duties of Bear Stearns as the calculation agent in determining the existence of market disruption events could conflict with the interests of Bear Stearns as our affiliate.

        The terrorist attacks in New York, New York and Washington, D.C. on September 11, 2001 caused all of the principal U.S. exchanges and trading systems including, among others, the NYSE, the Nasdaq

National Market and the AMEX, to suspend trading after the attacks. Trading on the Chicago Mercantile Exchange resumed on September 12, 2001. Trading of equity securities on the NYSE, the Nasdaq National Market and the AMEX resumed on September 17, 2001. Trading of debt securities on the NYSE resumed on September 18, 2001 and on the AMEX on October 1, 2001. If any suspension of trading caused by similar events occurs during the term of the Notes, that event could constitute a market disruption event. The existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of those circumstances arising or not arising in the future.

Redemption; Defeasance

        The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Events of Default and Acceleration

        If an Event of Default (as defined in the accompanying prospectus) with respect to the Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to:

  •
  the principal amount, plus
  •
  a variable return amount calculated as though the date of early repayment was the stated maturity date of the Notes and the date three business days prior to that date was the valuation date,

        in each case as adjusted to account fully for any losses, expenses and costs to the Company as discussed below.

        See "Description of Debt Securities—Events of Default" and "—Concerning the Trustee" in the accompanying prospectus.

        If a case under the United States Bankruptcy Code is commenced in respect of the Company, your claim as a holder of a note may be limited to the principal amount of your note, and may not include any claim for any variable return amount. The amount of any recovery you may receive for any such claim will depend upon, among other things, the availability of a sufficient amount of assets to satisfy the claims of the class of creditors in which the Notes are classified. The Notes are not secured by collateral and will rank equally with all our other unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets will be subject to the senior claims of the subsidiaries' creditors. See "Description of Debt Securities—Ranking" in the accompanying prospectus. The amount of principal of the Notes, together with any variable return amount, payable prior to the maturity date will be adjusted to account fully for any losses, expenses and costs to the Company of unwinding any underlying or related hedging and funding arrangements, all as determined by the calculation agent in its sole and absolute discretion.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by Bear Stearns in immediately available funds. All payments of principal and any variable return amount will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

        The calculation agent for the Notes will be Bear Stearns. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and the Company. Because the calculation agent is an affiliate of the Company, potential conflicts of interest may exist between you and the calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE SECTOR ETFS

        iShares Trust® is the issuer of the Sector ETFs that comprise the basket, as described below, and is a registered investment company. iShares Trust® consists of over 50 separate investment portfolios called "Funds." Each of the Funds, including the Sector ETFs, seek investment results that correspond generally to the price and yield performance, before fees and expenses, of a particular equity market index compiled by an index provider. Barclays Global Fund Advisors is the advisor to each Fund. The shares of iShares Trust® Funds, called "iShares®", are listed and traded on national securities exchanges. Each Fund has its own CUSIP number and exchange trading symbol.

        The basket is comprised of the ten Sector ETFs listed below, whose values are based upon ten U.S. sector equity market indices compiled by Dow Jones. Each of the Sector ETFs is quoted on the AMEX.

Sector	Sector ETF Name	Sector ETF AMEX Symbol	Weight of members in the S&P 500 Index
Basic Materials	iShares Dow Jones U.S. Basic Materials Sector Index Fund®	IYM	2.59%
Consumer Cyclical	iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund®	IYC	13.22%
Consumer Non-Cyclical	iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund®	IYK	9.70%
Energy	iShares Dow Jones U.S. Energy Sector Index Fund®	IYE	5.63%
Financial	iShares Dow Jones U.S. Financial Sector Index Fund®	IYF	20.38%
Healthcare	iShares Dow Jones U.S. Healthcare Sector Index Fund®	IYH	14.67%
Industrial	iShares Dow Jones U.S. Industrial Sector Index Fund®	IYJ	11.24%
Technology	iShares Dow Jones U.S. Technology Sector Index Fund®	IYW	14.45%
Telecommunications	iShares Dow Jones U.S. Telecommunications Sector Index Fund®	IYZ	3.95%
Utilities	iShares Dow Jones U.S. Utilities Sector Index Fund®	IDU	2.74%
Source: Bloomberg L.P.			Total = 98.57%

        The following information regarding each of the Sector ETFs comprising the basket is derived from reports filed by iShares Trust® with the SEC. We do not make any representation or warranty as to the accuracy or completeness of reports filed by iShares Trust® with the SEC, information published by it on their website or in any other format, information about them obtained from any other source or the information provided below.

        The basket is comprised of the following Sector ETFs:

  •
  The iShares Dow Jones U.S. Basic Materials Sector Index Fund® (AMEX symbol: IYM) seeks investment returns that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Basic Materials Sector Index, which measures the performance of the basic materials economic sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Basic Materials Sector Index. Component companies are involved in the production of aluminum, chemicals, commodities, chemicals specialty products, forest products, non-ferrous mining products, paper products, precious metals and steel.

      The top ten component companies whose performance is included in the iShares Dow Jones U.S. Basic Materials Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Du Pont (EI) de Nemours and Co.	DD
Dow Chemical Co.	DOW
Alcoa Inc.	AA
International Paper Co.	IP
Weyerhaeuser Co.	WY
Newmont Mining Corp.	NEM
Air Products & Chemicals Inc.	APD
Praxair Inc.	PX
PPG Industries Inc.	PPG
Avery Dennison Corp.	AVY
  •
  The iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund® (AMEX symbol: IYC) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Consumer Cyclical Sector Index, which measures the performance of the consumer cyclical economic sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Consumer Cyclical Sector Index. Component companies include airlines, auto manufacturers, tire and rubber manufacturers, auto parts suppliers, casinos, toy manufacturers, restaurant chains, home construction companies, lodging chains, broadline retailers, specialty retailers, footwear and clothing/fabric manufacturers, and media companies, such as advertising companies, entertainment and leisure companies, consumer electronics companies, broadcasters and publishers.

      The top ten component companies whose performance is included in the iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Wal-Mart Stores Inc.	WMT
AOL Time Warner Inc.	AOL
Viacom Inc.	VIA/B
Home Depot Inc.	HD
Comcast Corp. – Class A	CMCSA
Walt Disney Co.	DIS
Walgreen Co.	WAG
Cardinal Health Inc.	CAH
Comcast Corp. – Special Class A	CMCSK
Lowe's Co. Inc.	LOW
  •
  The iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund® (AMEX symbol: IYK) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Non-Cyclical Sector Index, which measures the performance of the consumer non-cyclical economic sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Non-Cyclical Sector Index. Component companies include distillers and brewers, producers of soft drinks, consumer service companies, durable and non-durable household product manufacturers, cosmetics companies, food retailers, other food companies, tobacco and agricultural companies.

      The top ten component companies whose performance is included in the iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Procter & Gamble Co.	PG
Coca-Cola Co.	KO
Altria Group Inc.	MO
PepsiCo Inc.	PEP
Anheuser-Busch Cos. Inc.	BUD
Gillette Co.	G
Colgate-Palmolive Co.	CL
Kimberly-Clark Corp.	KMB
Sysco Corp.	SYY
General Mills Inc.	GIS
  •
  The iShares Dow Jones U.S. Energy Sector Index Fund® (AMEX symbol: IYE) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Energy Sector Index, which measures the performance of the energy sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Energy Sector Index. Component companies include oil equipment and services, oil-major, oil-secondary and pipelines.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Energy Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Exxon Mobil Corp.	XOM
ChevronTexaco Corp.	CVX
Schlumberger Ltd.	SLB
ConocoPhillips	COP
Occidental Petroleum Co.	OXY
Baker Hughes Inc.	BHI
Anadarko Petroleum Corp.	APC
Burlington Resources Inc.	BR
Unocal Corp.	UCL
Apache Corp.	APA
  •
  The iShares Dow Jones U.S. Financial Sector Index Fund® (AMEX symbol: IYF) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Financial Sector Index, which measures the performance of the financial economic sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Financial Sector Index. Component companies include major banks, regional banks, diversified financial companies, insurance companies, real estate companies, savings and loan associations, and securities brokers.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Financial Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Citigroup Inc.	C
American International Group Inc.	AIG
Bank of America Corp.	BAC
Wells Fargo & Co.	WFC
Fannie Mae	FNM
Wachovia Corp.	WB
JPMorgan Chase & Co.	JPM
Bank One Corp.	ONE
American Express Corp.	AXP
US Bancorp	USB
  •
  The iShares Dow Jones U.S. Healthcare Sector Index Fund® (AMEX symbol: IYH) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Healthcare Sector Index, which measures the performance of the healthcare sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Healthcare Sector Index. Component companies include health care providers, biotechnology companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Healthcare Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Pfizer Inc.	PFE
Johnson & Johnson	JNJ
Merck & Co. Inc.	MRK
Eli Lilly & Co.	LLY
Abbott Laboratories	ABT
Amgen Inc.	AMGN
Medtronic Inc.	MDT
Pharmacia Corp.	PHA
Wyeth	WYE
Bristol-Myers Squibb Co.	BMY
  •
  The iShares Dow Jones U.S. Industrial Sector Index Fund® (AMEX symbol: IYJ) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Industrial Sector Index, which measures the performance of the industrial sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Industrial Sector Index. Component companies include aerospace and defense companies, advanced industrial companies, equipment manufacturers, air freight companies, building materials manufacturers, packaging companies, manufacturers of electrical components and equipment, heavy construction companies, manufacturers of heavy machinery, industrial services companies, industrial companies, marine transportation companies, railroads, shipbuilders, and trucking companies.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Industrial Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
General Electric Co.	GE
3M Co.	MMM
Tyco International Ltd.	TYC
United Technologies Co.	UTX
First Data Corp.	FDC
Automatic Data Processing	ADP
United Parcel Service Inc.	UPS
Boeing Co.	BA
Emerson Electric Co.	EMR
Illinois Tool Works Inc.	ITW
  •
  The iShares Dow Jones U.S. Technology Sector Index Fund® (AMEX symbol: IYW) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, the Dow Jones US Technology Sector Index, which measures the performance of the technology sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Technology Sector Index. Component companies include those involved in the development and production of technology products, including computer hardware and software, telecommunications equipment, microcomputer components, integrated computer circuits and office equipment utilizing technology.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Technology Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Microsoft Corp.	MSFT
International Business Machines Corp.	IBM
Intel Corp.	INTC
Cisco Systems Inc.	CSCO
Dell Computer Corp.	DELL
Hewlett-Packard Co.	HPQ
Oracle Corp.	ORCL
Qualcomm Inc.	QCOM
Texas Instruments Inc.	TXN
Applied Materials Inc.	AMAT
  •
  The iShares Dow Jones U.S. Telecommunications Sector Index Fund® (AMEX symbol: IYZ) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Telecommunications Sector Index, which measures the performance of the telecommunications sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Telecommunications Sector Index. Component companies include fixed line communications and wireless communications companies.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Telecommunications Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
Verizon Communications	VZ
SBC Communications Inc.	SBC
BellSouth Corp.	BLS
Citizens Communications Co.	CZN
AT&T Wireless Services	AWE
CenturyTel Inc.	CTL
Alltel Corp.	AT
Sprint Corp.–FON Group	FON
Nextel Communications	NXTL
Telephone & Data Systems Inc.	TDS
  •
  The iShares Dow Jones U.S. Utilities Sector Index Fund® (AMEX symbol: IDU) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Utilities Sector Index, which measures the performance of the utilities sector of the U.S. equity market. The fund uses a representative sampling strategy to try to track the Dow Jones US Utilities Sector Index. Component companies include electric utilities, gas utilities and water utilities.

        The top ten component companies whose performance is included in the iShares Dow Jones U.S. Utilities Sector Index Fund® are set forth in the table below:

Component Companies	Ticker Symbol
The Southern Co.	SO
Dominion Resources Inc.	D
Exelon Corp.	EXC
Duke Energy Corp.	DUK
FPL Group Inc.	FPL
Entergy Corp.	ETR
FirstEnergy Corp.	FE
Consolidated Edison Inc.	ED
Progress Energy Inc.	PGN
American Electric Power Co. Inc.	AEP

        For additional information regarding iShares Trust®, the Funds issue thereunder and the risk factors attributable to the iShares Funds® which comprise the Sector ETFs, please see the Prospectus, dated December 1, 2002, which is part of Post-Effective Amendment No. 17 to the Registration Statement filed with the SEC on Form N-1A, on November 27, 2002, under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, (File Nos. 333-92935 and 811-09729). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the Sector ETFs comprising the basket may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly disseminated documents and at iShares® website www.iShares.com.

Historical Data on the Sector ETFs

        The following tables present the volume of shares traded and high/low closing prices for the Sector ETFs included in the basket, as reported on the AMEX during each quarter from June 30, 2000 and through December 31, 2002 and the closing price at the end of each quarter from June 30, 2000 through December 31, 2002.

        We cannot guarantee that the prices of these Sector ETFs will increase enough so that the variable return amount of the Notes will be greater than $1,000 per $1,000 Note. All information in these tables was obtained from Dow Jones and Company Incorporated.

iShares Dow Jones U.S. Basic Materials Sector Index Fund® (IYM)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	2,299,800	36.50	28.90	34.43
September 30, 2002	9,180,000	37.22	31.34	31.35
June 28, 2002	1,510,000	42.68	39.19	41.03
March 29, 2002	1,170,000	42.69	35.50	42.43
December 31, 2001	685,600	40.33	33.48	38.47
September 28, 2001	373,300	39.93	30.80	34.45
June 29, 2001	346,600	43.22	34.77	39.45
March 30, 2001	279,300	40.65	34.77	36.00
December 29, 2000	268,300	39.63	29.56	39.22
September 29, 2000	13,500	35.76	29.56	31.19
June 30, 2000	50,800	35.00	34.25	34.81

iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund® (IYC)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	6,927,100	47.28	37.30	41.88
September 30, 2002	9,100,000	49.55	39.55	41.04
June 28, 2002	5,905,700	57.40	47.95	49.75
March 29, 2002	1,898,000	58.90	52.80	57.05
December 31, 2001	1,005,900	56.34	46.03	55.62
September 28, 2001	457,000	61.13	41.40	47.10
June 29, 2001	454,400	64.50	52.02	61.05
March 30, 2001	564,900	62.80	50.96	55.15
December 29, 2000	224,700	59.06	51.34	55.69
September 29, 2000	15,300	63.72	57.98	58.19
June 30, 2000	200	59.44	59.44	59.44

iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund® (IYK)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	2,338,900	43.58	39.85	40.65
September 30, 2002	2,090,000	45.51	38.35	40.57
June 28, 2002	3,692,600	49.23	44.34	45.50
March 29, 2002	830,500	47.48	42.54	47.40
December 31, 2001	994,900	44.30	41.08	43.60
September 28, 2001	496,500	44.00	39.27	41.90
June 29, 2001	203,700	42.53	38.85	41.26
March 30, 2001	587,200	44.51	38.32	40.75
December 29, 2000	279,100	43.47	39.03	43.44
September 29, 2000	15,900	42.59	39.90	40.88
June 30, 2000	N/A	N/A	N/A	N/A

iShares Dow Jones U.S. Energy Sector Index Fund® (IYE)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	2,734,100	41.13	36.39	39.41
September 30, 2002	1,950,000	45.55	35.02	37.80
June 28, 2002	925,600	51.59	44.40	46.09
March 29, 2002	1,200,000	51.17	43.20	50.81
December 31, 2001	1,098,500	48.75	42.26	47.70
September 28, 2001	2,064,100	51.29	40.41	43.92
June 29, 2001	2,985,100	59.10	48.75	50.74
March 30, 2001	1,656,200	57.59	49.13	51.75
December 29, 2000	1,910,000	56.63	46.00	54.98
September 29, 2000	2,024,900	56.19	45.39	53.61
June 30, 2000	1,400	49.56	48.89	48.88

iShares Dow Jones U.S. Financial Sector Index Fund® (IYF)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	3,443,100	73.49	57.95	68.21
September 30, 2002	1,490,000	76.25	61.20	64.55
June 28, 2002	787,600	84.26	74.08	77.25
March 29, 2002	818,300	84.35	73.77	82.80
December 31, 2001	1,001,700	80.58	72.05	80.49
September 28, 2001	1,020,500	85.99	65.00	74.35
June 29, 2001	732,800	86.89	74.60	85.04
March 30, 2001	1,826,000	90.00	70.60	79.00
December 29, 2000	2,744,600	88.56	74.19	87.00
September 29, 2000	502,400	87.19	70.66	86.44
June 30, 2000	200	71.63	71.56	71.63

iShares Dow Jones U.S. Healthcare Sector Index Fund® (IYH)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	6,798,600	51.58	45.97	48.53
September 30, 2002	6,780,000	52.37	40.84	46.59
June 28, 2002	2,524,900	60.95	48.65	51.00
March 29, 2002	2,307,900	62.69	58.31	60.85
December 31, 2001	2,428,100	64.69	60.10	62.10
September 28, 2001	1,632,500	63.90	55.10	60.53
June 29, 2001	1,913,700	65.40	56.35	60.90
March 30, 2001	1,752,700	72.00	52.00	59.40
December 29, 2000	1,831,800	73.00	64.31	71.91
September 29, 2000	1,035,900	68.69	60.69	66.72
June 30, 2000	88,200	65.13	64.63	64.75

iShares Dow Jones U.S. Industrial Sector Index Fund® (IYJ)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	1,809,300	40.26	31.74	37.43
September 30, 2002	820,400	42.65	34.86	34.86
June 28, 2002	886,600	50.15	41.00	43.05
March 29, 2002	1,326,600	52.19	45.04	49.74
December 31, 2001	429,700	50.88	41.79	50.51
September 28, 2001	235,800	53.34	37.40	42.68
June 29, 2001	182,800	58.45	45.25	53.20
March 30, 2001	187,600	58.00	44.89	47.58
December 29, 2000	160,200	61.00	53.78	56.50
September 29, 2000	43,300	64.72	56.81	60.58
June 30, 2000	N/A	N/A	N/A	N/A

iShares Dow Jones U.S. Technology Sector Index Fund® (IYW)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	8,820,100	39.69	24.75	32.53
September 30, 2002	4,110,000	36.50	26.60	26.60
June 28, 2002	3,053,500	50.35	33.55	36.05
March 29, 2002	2,308,900	59.40	45.15	49.55
December 31, 2001	3,450,600	58.65	37.75	53.20
September 28, 2001	1,996,800	62.55	36.45	38.65
June 29, 2001	2,013,600	69.90	46.20	61.50
March 30, 2001	3,041,300	91.06	52.10	53.30
December 29, 2000	2,584,100	117.11	68.69	74.56
September 29, 2000	415,900	139.00	112.94	116.06
June 30, 2000	177,600	127.56	126.50	127.56

iShares Dow Jones U.S. Telecommunications Sector Index Fund® (IYZ)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	7,200,500	21.36	14.03	19.06
September 30, 2002	4,110,000	18.89	14.04	14.04
June 28, 2002	2,811,900	26.28	17.20	18.70
March 29, 2002	1,572,300	32.72	25.01	26.20
December 31, 2001	1,557,700	34.46	29.63	31.53
September 28, 2001	1,211,400	38.35	31.50	33.72
June 29, 2001	651,600	39.58	34.30	36.73
March 30, 2001	1,093,100	47.84	33.62	36.82
December 29, 2000	1,317,800	52.34	35.94	38.81
September 29, 2000	32,9700	63.63	47.50	51.19
June 30, 2000	9,200	60.38	60.00	60.28

iShares Dow Jones U.S. Utilities Sector Index Fund® (IDU)

Quarter Ending	Quarterly Volume	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2002	11,503,300	48.51	38.57	47.88
September 30, 2002	6,840,000	57.70	42.27	46.17
June 28, 2002	3,637,300	67.84	56.70	58.93
March 29, 2002	4,904,400	66.75	58.60	66.25
December 31, 2001	2,103,500	70.47	58.75	63.97
September 28, 2001	349,900	81.55	63.15	66.40
June 29, 2001	697,700	86.83	75.75	78.21
March 30, 2001	1,586,700	88.35	72.28	81.58
December 29, 2000	1,014,300	89.75	78.22	88.78
September 29, 2000	517,100	87.64	67.19	86.97
June 30, 2000	1,300	66.91	65.78	65.78

        The historical performance of the Sector ETFs should not be taken as an indication of future performance, and no assurance can be given that the value of the Sector ETFs will not decline (or increase insufficiently) and thereby reduce or eliminate the variable return amount.

License Agreements

        Dow Jones and the Company have entered into a non-exclusive license agreement providing for the license to the Company, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with the Notes.

        The license agreement between Dow Jones and the Company provides that the following language must be stated in this pricing supplement.

        "The Notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. Dow Jones' only relationship to the Company is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones US Basic Materials Sector IndexSM, Dow Jones US Consumer Cyclical Sector IndexSM, Dow Jones US Consumer Non-Cyclical Sector IndexSM, Dow Jones US Energy Sector IndexSM, Dow Jones US Financial Sector IndexSM, Dow Jones US Healthcare Sector IndexSM, Dow Jones US Industrial Sector IndexSM, Dow Jones US Technology Sector IndexSM, Dow Jones US Telecommunications Sector IndexSM and Dow Jones US Utilities Sector IndexSM, which are determined, composed and calculated by Dow Jones without regard to the Company or the Notes. Dow Jones has no obligation to take the needs of the Company or the owners of the Notes into consideration in determining, composing or calculating the Dow Jones US Basic Materials Sector IndexSM, Dow Jones US Consumer Cyclical Sector IndexSM, Dow Jones US Consumer Non-Cyclical Sector IndexSM, Dow Jones US Energy Sector IndexSM, Dow Jones US Financial Sector IndexSM, Dow Jones US Healthcare Sector IndexSM, Dow Jones US Industrial Sector IndexSM, Dow Jones US Technology Sector IndexSM, Dow Jones US Telecommunications Sector IndexSM and Dow Jones US Utilities Sector IndexSM. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Notes.

        DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES US BASIC MATERIALS SECTOR INDEXSM, DOW JONES US CONSUMER CYCLICAL SECTOR INDEXSM, DOW JONES US CONSUMER NON-CYCLICAL SECTOR INDEXSM, DOW JONES US ENERGY SECTOR INDEXSM, DOW JONES US FINANCIAL SECTOR INDEXSM, DOW JONES US HEALTHCARE SECTOR INDEXSM, DOW JONES US INDUSTRIAL SECTOR INDEXSM, DOW JONES US TECHNOLOGY SECTOR INDEXSM, DOW JONES US TELECOMMUNICATIONS SECTOR INDEXSM AND DOW JONES US UTILITIES SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES US BASIC MATERIALS SECTOR INDEXSM, DOW JONES US CONSUMER CYCLICAL SECTOR INDEXSM, DOW JONES US CONSUMER NON-CYCLICAL SECTOR INDEXSM, DOW JONES US ENERGY SECTOR INDEXSM, DOW JONES US FINANCIAL SECTOR INDEXSM, DOW JONES US HEALTHCARE SECTOR INDEXSM, DOW JONES US INDUSTRIAL SECTOR INDEXSM, DOW JONES US TECHNOLOGY SECTOR INDEXSM, DOW JONES US TELECOMMUNICATIONS SECTOR INDEXSM AND DOW JONES US UTILITIES SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES US BASIC MATERIALS SECTOR INDEXSM, DOW JONES US CONSUMER CYCLICAL SECTOR INDEXSM, DOW JONES US CONSUMER NON-CYCLICAL SECTOR INDEXSM, DOW JONES US ENERGY SECTOR INDEXSM, DOW JONES US FINANCIAL SECTOR INDEXSM, DOW JONES US HEALTHCARE SECTOR INDEXSM, DOW JONES US INDUSTRIAL SECTOR INDEXSM, DOW JONES US TECHNOLOGY SECTOR INDEXSM, DOW JONES US TELECOMMUNICATIONS SECTOR INDEXSM AND DOW JONES US UTILITIES SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND THE COMPANY."

        Barclays Global Investors, N.A. and the Company have entered into a non-exclusive, royalty-free license agreement providing for the license to the Company of the right to use indices owned and published by Barclays Global Investors, N.A. in connection with the Notes.

        The Notes are not sponsored, endorsed, sold or promoted by Barclays Global Investors, N.A. Barclays Global Investors, N.A. makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. Barclays Global Investors, N.A.'s only relationship to the Company is the licensing of certain trademarks, trade names and service marks of iShares Trust® and iShares Dow Jones U.S. Basic Materials Sector Index Fund®, iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund®, iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund®, iShares Dow Jones U.S. Energy Sector Index Fund®, iShares Dow Jones U.S. Financial Sector Index Fund®, iShares Dow Jones U.S. Healthcare Sector Index Fund®, iShares Dow Jones U.S. Industrial Sector Index Fund®, iShares Dow Jones U.S. Technology Sector Index Fund®, iShares Dow Jones U.S. Telecommunications Sector Index Fund® and iShares Dow Jones U.S. Utilities Sector Index Fund®, which are determined, composed and calculated by Barclays Global Investors, N.A. without regard to the Company or the Notes. Barclays Global Investors, N.A. has no obligation to take the needs of the Company or the owners of the Notes into consideration in determining, composing or calculating the iShares Dow Jones U.S. Basic Materials Sector Index Fund®, iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund®, iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund®, iShares Dow Jones U.S.

Energy Sector Index Fund®, iShares Dow Jones U.S. Financial Sector Index Fund®, iShares Dow Jones U.S. Healthcare Sector Index Fund®, iShares Dow Jones U.S. Industrial Sector Index Fund®, iShares Dow Jones U.S. Technology Sector Index Fund®, iShares Dow Jones U.S. Telecommunications Sector Index Fund® and iShares Dow Jones U.S. Utilities Sector Index Fund®. Barclays Global Investors, N.A. is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Barclays Global Investors, N.A. has no obligation or liability in connection with the administration, marketing or trading of the Notes.

        All disclosures contained in this pricing supplement regarding the Dow Jones indices and the Barclays Global Investors, N.A. indices, including their make-up, method of calculation and changes in their components, are derived from publicly available information prepared by Dow Jones and Barclays Global Investors, N.A., respectively. None of the Company, Bear Stearns or the Trustee assume any responsibility for the accuracy or completeness of such information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of Notes. This summary deals only with an owner of a Note that is:

  •
  a citizen or resident of the United States or any State thereof,
  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),
  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or
  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. holder").

        As used in this summary, a "non-U.S. holder" is a beneficial owner of a Note that is not a U.S. holder.

        If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of a Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of a Note that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of a Note.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. holders that purchase Notes at initial issuance and own Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, expatriates, former citizens of the

United States, or investors whose functional currency is not the U.S. dollar). Persons considering the purchase of Notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of Notes arising under the laws of any other taxing jurisdiction.

Federal Income Tax Treatment of U.S. Holders.

  Accruals of Original Issue Discount on the Notes

        For U.S. federal income tax purposes, the Notes will be treated as "contingent payment debt instruments" ("CPDIs") subject to taxation under the "noncontingent bond method." Under the noncontingent bond method, U.S. holders of the Notes will accrue original issue discount ("OID") over the term of the Notes based on the Notes' "comparable yield." As a result, U.S. holders that employ the cash method of tax accounting will be required to include OID with respect to their Notes in gross income each year, even though no cash payments will be made with respect to the Notes until maturity.

        In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed-rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. If a hedge of the CPDI is available that, if integrated with the CPDI, would produce a synthetic debt instrument with a determinable yield to maturity, the comparable yield is equal to the yield on the synthetic debt instrument. Alternatively, if such a hedge is not available, but fixed-rate debt instruments of the issuer trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread. Under the noncontingent bond method, the issuer's reasonable determination of a comparable yield is respected and binding on holders of the CPDI.

        Based on these factors, we believe that the comparable yield of the Notes is equal to 3.95%, compounded annually. Accordingly, U.S. holders will accrue OID in respect of the Notes at a rate equal to the comparable yield. The amount of OID allocable to each annual accrual period will be the product of the "adjusted issue price" of the Notes at the beginning of each such annual accrual period and the comparable yield. The "adjusted issue price" of the Notes at the beginning of an accrual period will equal the issue price of the Notes plus the amount of OID previously includible in the gross income of the U.S. holder. The amount of OID includible in income of each U.S. holder for each taxable year will equal the sum of the "daily portions" of the total OID on the Notes allocable to each day during the taxable year in which a U.S. holder held the Notes, regardless of the U.S. holder's method of accounting. The daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period.

        Under the noncontingent bond method, the comparable yield of a CPDI is used to construct a projected payment schedule that produces the comparable yield. Under this method, we believe that the projected payment schedule for the Notes consists of a projected payment amount on the maturity date equal to $213.73 in respect of each Note. Based upon the comparable yield and the projected payment amount for the Notes, a U.S. holder that pays taxes on a calendar year basis and buys a Note for $1,000 and holds it to maturity will be required to pay taxes on the following amounts of ordinary income from the Note each year: $35.48 in 2003, $40.90 in 2004, $42.52 in 2005, $44.20 in 2006, $45.94 in 2007, and $4.69 in 2008. However, for 2008, the amount of ordinary income that a U.S. holder will be required to pay taxes on from owning a Note may be greater or less than $213.73, depending upon the payment at maturity. In addition, if the payment at maturity is less than $1,213.73, a U.S. holder may have a loss for 2008.

        Under the noncontingent bond method, the projected payment schedule is not revised to account for changes in circumstances that occur while the Notes are outstanding.

        The comparable yield and the projected payment amount for the Notes are used to determine accruals of OID for tax purposes only, and are not assurances by us with respect to the actual yield or payments on the Notes and do not represent our expectations regarding a Note's yield or the variable return amount.

        A U.S. holder will generally be bound by our determination of the comparable yield and projected payment schedule for the Notes, unless the U.S. holder determines its own projected payment schedule and comparable yield, explicitly discloses such schedule to the Internal Revenue Service (the "IRS"), and explains to the IRS the reason for preparing its own schedule. We believe that the projected payment schedule and comparable yield for the Notes as set forth above are reasonable and will therefore be respected by the IRS. Our determination, however, is not binding on the IRS, and it is possible that the IRS could conclude that some other projected payment schedule or comparable yield should be used for the Notes.

  Sale, Exchange, Retirement, or Other Disposition of the Notes

        Upon the maturity of a Note, if the payment at maturity exceeds the projected payment amount of $1,213.73, a U.S. holder will be required to include such excess in income as ordinary OID income on the maturity date. Alternatively, if the payment at maturity is less than the projected payment amount, the shortfall will be treated as an offset to any OID otherwise includible in income by the U.S. holder with respect to the Note for the taxable year in which the maturity date occurs, and any remaining portion of such shortfall may be recognized and deducted by the U.S. holder as an ordinary loss.

        When a U.S. holder sells, exchanges or otherwise disposes of a Note, the U.S. holder's gain (or loss) on the disposition will equal the difference between the amount received by the U.S. holder for the Note and the U.S. holder's adjusted tax basis in the Note. A U.S. holder's adjusted tax basis in a Note will be equal to the U.S. holder's original purchase price for the Note, plus any OID accrued by the U.S. holder. Any gain realized by a U.S. holder on a disposition will be treated as ordinary interest income. Any loss realized by a U.S. holder on a disposition will first offset any OID inclusions for the year of the sale and thereafter will be treated as ordinary loss to the extent of the U.S. holder's prior OID inclusions with respect to the Note. Any additional loss generally will be treated as a capital loss. Any capital loss recognized by a U.S. holder will be a long-term capital loss if such U.S. holder has held such Note for more than one year, and a short-term capital loss in other cases. The deductibility of capital losses by a U.S. holder is subject to limitations.

U.S. Federal Tax Treatment of Non-U.S. Holders.

        Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, any gain realized on sale, exchange, or retirement of a Note, or the payment by us, or any paying agent, of principal or interest, including OID, on a Note owned by a non-U.S. holder will not be subject to United States federal income or withholding tax provided that:

        1.    such non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

        2.    such non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

        3.    such non-U.S. holder is not a bank receiving interest (or OID) on a bank loan made in the ordinary course of its trade or business;

        4.    the payment is not effectively connected with the conduct of a trade or business in the United States; and

        5.    either (A) such non-U.S. holder provides us (or any paying agent) with a statement which sets forth its address, and certifies, under penalties of perjury, that it is not a United States person, citizen, or resident (which certification may be made on an IRS Form W-8BEN (or successor form)) or (B) a financial institution holding the Note on behalf of such non-U.S. holder certifies, under penalties of perjury, that such statement has been received by it and furnishes a copy to us (or any paying agent).

        Payments to non-U.S. holders not meeting the requirements set forth above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if such non-U.S. holders provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty. To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty's limitations on benefits article. If the payment is treated as effectively connected with the conduct of a trade or business in the United States, the non-U.S. holder of Notes will be subject to U.S. federal income tax with respect to any OID in the same manner as U.S. holders, as described above. Additionally, in such event, non-U.S. holders that are corporations could be subject to a branch profits tax on such income as well.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        Except with respect to Notes that bear OID that is deemed to be effectively connected with the conduct of a U.S. trade or business, Notes held (or treated as held) by an individual who is a non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of all of our voting stock.

Information Reporting and Backup Withholding

        Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each holder, and "backup withholding" with respect to certain payments made on or with respect to the Notes. Backup withholding generally does not apply with respect to certain holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts. Backup withholding will apply to a U.S. holder only if the U.S. holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The application for exemption is available by providing a properly completed IRS Form W-9.

        A non-U.S. holder that provides an IRS Form W-8BEN or Form W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a United States person, is not subject to U.S. backup withholding. An IRS Form W-8BEN generally is required from non-U.S. holders that own interests in a holder that is treated as a partnership or disregarded entity. Interest paid to a non-U.S. holder will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to the non-U.S. holder.

        The payment of the proceeds on the disposition of a Note by a non-U.S. holder to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies its status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN or W-8IMY (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a Note by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. Related Person" (as defined herein). The payment of proceeds on the disposition of a Note by a non-U.S. holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder's foreign status and the broker has no actual knowledge to the contrary.

        For this purpose, a "U.S. Related Person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (iii) a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business. Backup withholding is not an additional tax and may be refunded (or credited against the holder's U.S. federal income tax liability, if any), provided, that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

Tax Return Disclosure and Investor Listing Requirements

        On October 17, 2002, the IRS issued temporary and proposed regulations, generally effective for transactions entered into on or after January 1, 2003, which were directed at tax shelter activity and which require taxpayers to disclose certain information on IRS Form 8886 if they participate in a "reportable transaction." These regulations also require the organizers and sellers of a reportable transaction (and other "material advisors") to maintain lists of participants (which may include investors) containing identifying information, retain certain other records, and furnish those lists and records to the IRS upon demand. Under these regulations, the definition of a reportable transaction is very broad and includes, for example, any transaction that is reasonably expected to result in a taxpayer claiming a loss in excess of certain specified thresholds, any transaction that provides a taxpayer with contractual protection against the possibility that part or all of the intended tax consequences will not be sustained, and certain transactions that are treated differently for federal income tax purposes and for book purposes under generally accepted accounting principles. One or more of these features may be present with respect to the Notes. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these requirements.

        On January 17, 2003, the IRS issued a Notice which defers indefinitely the effective date of the participant listing rules, but maintains the investor disclosure requirements, and indicates that new regulations will be issued in February 2003 which will clarify the transactions subject to the listing and investor disclosure rules and will modify them in certain respects. It is uncertain how these new rules will apply to investors in the Notes. Prospective investors should consult their own tax advisers concerning any possible disclosure obligation with respect to the Notes, and should be aware that we and other participants in the offering intend to comply with such disclosure and any future participant list maintenance requirements as they determine apply to them with respect to this offering.

ERISA CONSIDERATIONS

        Section 4975 of the Code, prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of ERISA prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The Company and Bear Stearns are each considered a "party in interest" or "disqualified person" with respect to many Plans, including IRAs established with any of them. The purchase and/or holding of Notes by a Plan with respect to which the Company and/or Bear Stearns is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Notes are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts.

        A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on Disqualified Persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of Notes on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company and/or Bear Stearns should consult with counsel prior to making any such acquisition.

USE OF PROCEEDS AND HEDGING

        We will use the net proceeds from the sale of the Notes for general corporate purposes and, in part, for hedging by us or one or more of our subsidiaries of our obligations under the Notes. On or before the date of this pricing supplement, we will hedge, through our subsidiaries and others, our anticipated exposure in connection with the Notes by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Sector ETFs, individual stocks included in the Sector ETFs, futures contracts on the Sector ETFs and/or options on such futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions, in connection with hedging with respect to the Notes, we expect that we and/or one or more of our subsidiaries will increase or decrease our initial hedging positions using dynamic hedging techniques and may take long or short positions in the Sector ETFs, individual stocks included in the Sector ETFs, listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Sector ETFs. In addition, we and/or one or more of our subsidiaries may periodically purchase or otherwise acquire a long or short position in the Notes and may, in our or their discretion, hold or resell such Notes. We or one or more of our subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. If we or one or more of our subsidiaries has a long hedge position in the Sector ETFs, individual stocks included in the Sector ETFs or options contracts in, or other derivative or synthetic instruments related to, the Sector ETFs and such underlying stocks, then we or one or more of our subsidiaries may liquidate a portion of its holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. We will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions is taken into account. Although we have no reason to believe that such hedging activity will have a material impact on the price of such options, stocks, futures contracts and such options on futures contracts or on the value of the Sector ETFs, we cannot guarantee that we and our subsidiaries will not affect such prices or value as a result of our hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Distribution Agreement dated November 8, 1991, as amended by Amendment No. 1, dated as of December 4, 1991, and by Amendment No. 2, dated as of July 10, 1992, and the Appointment of Additional Agents and Terms Agreement, dated January 30, 2003, we have agreed to sell to each of the agents, as principals, and each of the agents has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agents	Amount Principal Of Notes
Bear, Stearns & Co. Inc	$7,948,000
Aegis Capital Corporation	$85,000
Oberlin Financial Corporation	$8,000
The Stanford Group, Inc	$6,000
Thomas Weisel Partners LLC	$1,953,000

Total	$10,000,000

        The agents intend to initially offer $8,240,000 of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining face amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, the agents may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Bear Stearns at a discount of 2.5% of the price at which the Notes are offered to the public. Bear Stearns may reallow a discount to other agents not in excess of 2.0% of the public offering price.

        Payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        In order to facilitate the offering of the Notes, Bear Stearns on behalf of the agents, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns, on behalf of the agents, may over-allot or otherwise create a short position in the Notes for the account of the agents by selling more Notes than have been sold to us. Bear Stearns, on behalf of the agents, may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns, on behalf of the agents, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Because Bear Stearns is our wholly-owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 25, 2002)

$10,006,693,162

The Bear Stearns Companies Inc.
Medium-Term Notes, Series B

        Set forth below is a summary of the terms of the notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of Notes."

-    Interest

The notes have fixed or floating interest rate. The floating interest rate formula will be based on:

        -    Commercial Paper Rate;

        -    LIBOR;

        -    Federal Funds Rate;

        -    Treasury Rate;

        -    Prime Rate;

        -    CMT Rate; or

        -    Another interest rate formula.

-    Maturity

The notes will mature in 9 months or more.

-    Ranking

The notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Sinking Fund

The notes may be subject to a sinking fund.

-    Interest Payment Dates
Interest on fixed rate notes will be paid semi-annually or otherwise on the dates set forth in the applicable pricing supplement. Interest on floating rate notes will be paid monthly, quarterly, semiannually, annually or as otherwise set forth in the applicable pricing supplement.

-    Redemption and Repurchase

The notes may be subject to:

        -    redemption, at our option; and

        -    repayment, at your option.

-    Book-Entry Notes

The notes will be issued in book-entry form unless otherwise set forth in the applicable pricing supplement.

-    Denominations

The notes will be issued in minimum denominations of $25,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent), unless otherwise set forth in the applicable pricing supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(4)

Initial public offering price(1)	100%	$10,006,693,162

Agents' discounts and commission(2)	0.125% – 0.750%	$12,508,366–75,050,199

Our proceeds, before expenses(3)	99.250% – 99.875%	$9,931,642,963–9,994,184,796

(1)
We will issue the notes at 100% of their principal amount, unless otherwise set forth in the applicable pricing supplement.
(2)
We will pay a commission to each agent, in the form of a discount, ranging from .125% to .750% of the price to the public of any note, depending on maturity, when that agent places such note. Any agent may agree with us, in respect of the sale of a note, to accept a commission other than one based on maturity, in which case the commission shall range from .025% to .750%. We may sell notes to any agent as principal at negotiated prices at the time of resale to be determined by that agent. See "Supplemental Plan of Distribution." We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3)
Before deduction of expenses payable to us, estimated at $1,192,000.
(4)
In US dollars or their equivalent in one or more foreign or composite currencies.

Bear, Stearns & Co. Inc.

January 25, 2002

        We are offering the notes on a continuing basis through Bear, Stearns & Co., Inc., and any other agent we may designate. Each agent has agreed to use its reasonable best efforts to solicit purchases of the notes. We have reserved the right to sell notes directly on our own behalf. We will not list the notes on any securities exchange, and we cannot assure you that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for them. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without giving notice. We may reject any offer in whole or in part.

        Each agent may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        You must read this prospectus supplement and the accompanying prospectus together with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information" in the accompanying prospectus). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

RISK FACTORS

  Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

        An investment in notes that are denominated in a specified currency other than US dollars, or the principal, premium and/or any interest of which are determined by reference to a currency or currency index or indices, entails significant risks that are not associated with a similar investment in a security denominated in US dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the US dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the US dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other than US dollars against the US dollar could result in a decrease in the effective yield of the note below its coupon rate, and in certain circumstances could result in a loss to the investor on a US dollar basis.

        Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency for making payments with respect to a note. There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available to make payments when due. In that event, we will repay in US dollars on the basis of the most recently available exchange rate. See "Description of Notes—Payment of Principal and Interest."

  The Unavailability of Currencies Could Result in a Substantial Loss to You.

        Currently, there are limited facilities in the United States for currency conversion between US dollars and foreign currencies. In addition, banks do not offer non-US dollar denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a specified currency other than US dollars will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty or be unable to convert such specified currencies into US dollars on a timely basis or at all. See "Description of Notes—Payment of Principal and Interest."

        Unless otherwise specified in the applicable pricing supplement, notes denominated in a specified currency other than US dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated. Except as set forth under "Certain United States Federal Income Tax Considerations," the information set forth in this prospectus supplement is directed to prospective purchasers who are US residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) and any interest with respect to the notes. These persons should consult their own financial and legal advisors with regard to such matters.

  Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

        The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in US dollars. It is not clear, however, whether in granting such judgment, the rate of conversion into US dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment. Therefore, the exchange rate on the date of the judgment could be more favorable than the exchange rate on the date that the judgment is paid.

        Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You.

        An investment in currency indexed notes or other indexed notes entails significant risks not associated with similar investments in a conventional debt security. If the interest rate on a currency indexed note or an other indexed note is so indexed, it may result in payment of interest at a rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be payable. If the principal amount is so indexed, the principal amount payable at maturity may be less than the original purchase price of the note (if permitted pursuant to the terms of the note), including the possibility that no principal will be paid.

        The market prices for these notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable currency, security, basket of securities, commodity or index, including:

  •
  the volatility of the indexed currency, security, basket of securities, commodity or index;

  •
  the time remaining until the maturity of the notes;

  •
  the outstanding principal amount of the notes; and

  •
  prevailing market interest rates.

The value of the indexed currency, security, basket of securities, commodity or index will depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

        Additionally, if the formula used to determine the principal amount, premium, if any, or rate of interest, if any, payable with respect to these notes contains a multiple or leverage factor, the effect of any change in the indexed currency, security, basket of securities, commodity or index may be increased. The historical experience of the relevant currencies, securities, baskets of securities, commodities or indices should not be taken as an indication of future performance of such currencies, securities, baskets of securities, commodities or indices during the term of any note.

        Please note, this prospectus supplement and the attached prospectus and pricing supplement do not describe all the risks of an investment in notes denominated in a specified currency other than US dollars, or the principal of or the premium and/or any interest on which are determined by reference to a currency or currency index or indices. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a specified currency other than US dollars, or as to which the principal, premium and/or any interest is determined by reference to a currency or currency index or indices. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

PRICING SUPPLEMENT

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the prospectus. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

DESCRIPTION OF NOTES

General

        The following terms apply to each note unless otherwise specified in the applicable pricing supplement and the note. The applicable pricing supplement will describe the terms for the notes, including:

  •
  interest rate;

  •
  remarketing provisions;

  •
  our right to redeem notes;

  •
  your right to tender notes you have purchased; and

  •
  any other provisions.

        We will issue notes under an indenture, dated as of May 31, 1991, as amended, between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, that is more fully described in the accompanying prospectus. The notes are part of a single series of our debt securities that are issuable under the indenture. For a description of the rights attaching to the debt securities under the indenture, see "Description of Debt Securities" in the accompanying prospectus. This description and the description under "Description of Debt Securities" in the accompanying prospectus are summaries and do not restate the indenture. We urge you to read the indenture and its supplements which we have filed with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of notes. See "Where You Can Find More Information" in the accompanying prospectus on how to locate the indenture and its supplements.

        The notes are limited in amount as described on the cover page of this prospectus supplement, less an amount equal to the aggregate initial public offering price of any other securities we may issue in the future, including any other series of medium-term notes. We may increase this limit if we wish to sell additional notes in the future. Under the indenture, we may issue debt securities over the amount authorized on the date of this prospectus supplement without obtaining your consent or the consent of holders of other debt securities. Each series of notes or other debt securities may differ as to their terms. For current information on our outstanding debt, see our most recent Form 10-K and 10-Q. See "Where You Can Find More Information" in the accompanying prospectus.

        We will offer the notes on a continuous basis at various times. The notes will mature at face value nine months or more from the date they are issued and, before maturity may be subject to redemption at our option or repayment at your option, as specified in the applicable pricing supplement. Each note will be denominated in either US dollars or in another currency that will be specified both on the face of the note and in the applicable pricing supplement.

        You will be required to pay for any notes you purchase by delivery of the requisite amount of the specified currency to an agent, unless other arrangements have been made. Payments should be made in the specified currency in the country issuing the specified currency, provided that, at your election and, in certain circumstances, at our option, payments on notes denominated in other than US dollars may be made in US dollars. See "Risk Factors—The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Payment of Principal and Interest."

        US dollar-denominated notes will be issued in minimum denominations of $25,000, increased in multiples of $1,000. Non-US dollar-denominated notes will be issued in the amount of the specified currency equal to US $25,000 or any integral multiple of the equivalent of US $1,000, as determined by reference to the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the Business Day before the date of issuance or, if that exchange rate is not available, than on the basis of the most recently available exchange rate for the specified currency. We may specify other authorized denominations in the applicable pricing supplement.

        The notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities under the indenture. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At August 31, 2001:

  •
  we had outstanding (on an unconsolidated basis) approximately $33.7 billion of debt and other obligations, including approximately $32.0 billion of senior debt, none of which is secured; and

  •
  our subsidiaries had outstanding (after consolidation and eliminations) approximately $131.2 billion of debt and other obligations (including $45.3 billion related to securities sold under repurchase agreements, $54.1 billion related to payables to customers, $19.9 billion related to financial instruments sold, but not yet purchased, and $11.9 billion of other liabilities, including $6.5 billion of debt).

The notes will not have a sinking fund unless otherwise specified in the pricing supplement.

        Each note will be issued in "book-entry" form represented by a permanent global security registered in the name of The Depository Trust Company or its nominee. As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the book-entry note(s) represented by that global security under the indenture. See "Book-Entry Notes—Registration, Transfer and Payments."

        We may issue the notes as exchangeable notes that are exchangeable at your option for:

  •
  the securities, or cash representing the value of securities, of an entity unaffiliated with us;

  •
  a basket of these securities;

  •
  an index or indices of these securities; or

  •
  any combination of the above options, as is described in the applicable pricing supplement.

Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as specified in the applicable pricing supplement. See "Exchangeable Notes."

        We may issue the notes as currency indexed notes, the principal amount of which is payable at or before maturity and the interest on which and any premium payable with respect to which will be determined by the difference between the currency in which the notes are denominated and another currency or composite currency or by reference to any other currency index or indices, as set forth in the applicable pricing supplement. See "Currency Indexed Notes."

        We may also issue the notes as indexed notes, the principal amount of which is payable at or before maturity and the interest on which and any premium payable with respect to which will be determined by reference to the difference in the price of a specified security or basket of securities, commodity or index on certain specified dates, or by some other index, indices or formulas. See "Other Indexed Notes."

        Under the terms of the indenture, we may defease the notes. See "Description of Debt Securities—Defeasance" in the accompanying prospectus.

        In the following discussion, any time we refer to paying principal on the notes, we mean at maturity or upon redemption or repayment. All times are New York City time unless otherwise noted. The following terms may apply to each note as specified in the applicable pricing supplement. We have provided the definitions of certain capitalized terms used in this prospectus supplement in the Glossary.

Interest Rate

  General

        We have provided a Glossary at the end of this prospectus supplement to define certain capitalized words used in discussing the interest rate payable on the notes.

        The interest rate on the notes will be either fixed or floating. The interest paid will include interest accrued from the date of original issue to, but excluding, the date of maturity, redemption or repayment and will be payable on that date and each interest payment date. Interest will be paid to the person in whose name the note is registered at the close of business on the record date before each interest payment date, which in the case of global securities representing book-entry notes will be the depositary or its nominee, at the close of business on the record date immediately before each interest payment date. However, interest payable upon maturity, redemption or repayment will be payable to the person to whom principal is payable, which in the case of global securities representing book-entry notes will be the depositary or its nominee. The first interest payment on any note issued between a record date and an interest payment date will be made on the interest payment date after the next record date.

  Fixed Rate Notes

        The applicable pricing supplement will designate the fixed rate of interest payable on a fixed rate note. The fixed rate of interest may be zero in the case of a fixed rate note issued with original issue discount. Each fixed rate note will bear interest from its date of original issue at the rate per year stated on its face until the principal is paid or made available for payment. Interest will be paid semiannually or otherwise on the dates specified in the applicable pricing supplement and at maturity, or on redemption or optional repayment.

        If any payment date falls on a day that is not a Business Day, payment will be made on the next Business Day and no additional interest will be paid. The record dates for fixed rate notes will be 15 calendar days before the interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement. Interest will be computed using a 360-day year of twelve 30-day months. In the event that any interest payment date is not a Business Day, interest on fixed rate notes will be paid on the next succeeding Business Day and, unless otherwise specified by the applicable pricing supplement, no interest shall accrue for the period from and after that interest payment date to the next Business Day.

  Floating Rate Notes

  General

        The interest rate on a floating rate note will be calculated by reference to the specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread is the number of basis points specified in the applicable pricing supplement as applicable to the interest rate for the floating rate note and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any of the following rates:

  •
  the Commercial Paper Rate;

  •
  LIBOR;

  •
  the Federal Funds Rate;

  •
  the Treasury Rate;

  •
  the Prime Rate;

  •
  the CMT Rate; or

  •
  another interest rate formula.

In addition to any spread, the applicable pricing supplement will also indicate any applicable maximum or minimum interest rate limitations.

        The applicable pricing supplement also will define or specify the following terms, if applicable:

  •
  Calculation Date;

  •
  initial interest rate;

  •
  interest payment period;

  •
  interest payment dates;

  •
  record date;

  •
  Index Maturity;

  •
  Interest Determination Date;

  •
  Interest Reset Period;

  •
  Interest Reset Date; and

  •
  sinking fund, if any.

        On your request, the Calculation Agent will provide you with the current interest rate and the interest rate which will become effective on the next interest reset date. See "—How Interest Is Calculated".

  Date Interest Rate Changes

        The interest rate on floating rate notes may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Interest Reset Date will be:

  •
  for notes which reset daily, each Business Day;

  •
  for notes (other than Treasury Rate notes) which reset weekly, the Wednesday of each week;

  •
  for Treasury Rate notes which reset weekly, the Tuesday of each week;

  •
  for notes which reset monthly, the third Wednesday of each month;

  •
  for notes which reset quarterly, the third Wednesday of March, June, September and December;

  •
  for notes which reset semiannually, the third Wednesday of the two months specified in the note and/or the applicable pricing supplement; and

  •
  for notes which reset annually, the third Wednesday of the month specified in the note and/or the applicable pricing supplement.

The initial interest rate or interest rate formula effective until the first Interest Reset Date will be indicated in the applicable pricing supplement.

        After the first Interest Reset Date, the interest rate will be the rate determined on the next Interest Determination Date as explained below. Each time a new interest rate is determined it will become effective on the next Interest Reset Date. Except for notes which reset daily or weekly, no changes will be made in the interest rate during the 10 days before the date of maturity, redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with daily interest reset dates may be changed until the Business Day immediately before the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with weekly reset dates may be changed until the Interest Reset Date immediately before the maturity date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the preceding Business Day.

        In the case of weekly reset Treasury Rate notes, if an auction of Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate notes, the Interest Reset Date will be the following day that is a Business Day.

  When Interest Rate Is Determined

        The "Interest Determination Date" is as follows:

  •
  for the Commercial Paper Rate and Federal Funds (Effective) Rate, the Business Day before the Interest Reset Date;
  •
  for LIBOR, the second London Banking Day before the Interest Reset Date;
  •
  for the Treasury Rate, the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction may be held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next week;
  •
  for the Prime Rate and Federal Funds (Open) Rate, the same day as the Interest Reset Date; and
  •
  for a CMT Rate Note, the tenth Business Day before the Interest Reset Date.

  When Interest Is Paid

        Unless otherwise specified in the applicable pricing supplement, interest is paid as follows:

  •
  for notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the note or the applicable pricing supplement;
  •
  for notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;
  •
  for notes which reset semiannually, on the third Wednesday of the two months of each year specified in the note or the applicable pricing supplement;
  •
  for notes which reset annually, on the third Wednesday of the month specified in the note or the applicable pricing supplement; and
  •
  at maturity, redemption or optional repayment.

        If interest is payable on a day that is not a Business Day, payment will be postponed to the next Business Day and no additional interest will be paid. However, for LIBOR notes, if the next Business Day is in the next calendar month, interest will be paid on the preceding Business Day.

        For floating rate notes, the record date will be 15 calendar days before each interest payment date, whether or not that date is a Business Day.

  How Interest Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the prior interest payment date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid), to, but excluding, the interest payment date. However, for notes which reset daily or weekly, interest payments will include interest accrued from, and including, the prior record date in respect of which interest has been paid (or from and including the date of original issue if no interest has been paid) to but excluding the record date before the interest payment date. If the interest payment date is also a day that principal is due, the interest payable will include interest accrued to, but excluding, the date of maturity, redemption or optional repayment.

        Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes. With respect to CMT Rate notes, interest is calculated on the basis of twelve 30-day months and a 360-day year.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or ..0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        The Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day or (b) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date. JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) will be the Calculation Agent with respect to the floating rate notes. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to your floating rate note.

  Legal Maximum Interest Rate

        In addition to any maximum interest rate for any floating rate note, the interest rate on the floating rate notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to notes with principal amounts of more than $2,500,000.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and any spread) specified in the Commercial Paper Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as set forth and calculated in the Glossary section of this prospectus supplement) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper—Nonfinancial." If the rate is not published in H.15(519) on the Calculation Date, the Money Market Yield will be calculated based on the rate on the Interest Determination Date as published by the Federal Reserve Bank of New York in its statistical release, "Composite 3:30 p.m. Quotations for US Government Securities" under the heading "Commercial Paper."

        If neither of the rates described above is published on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m. on the Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

        If the three dealers selected are not quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

  LIBOR Notes

        Each LIBOR note will bear interest at the rate (calculated with reference to LIBOR and any spread) specified in the LIBOR note and in the applicable pricing supplement. LIBOR will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

  (a)
  the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in US dollars for the Index Maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or
  (b)
  the offered rate for deposits in US dollars having the specified Index Maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in US dollars having the specified Index Maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than US $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount").

        The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in US dollars to leading European banks having the specified Index Maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will be LIBOR in effect on such Interest Determination Date.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at the rate (calculated with reference to the Federal Funds Rate and any spread) specified in the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate may be either of the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Effective) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination Date that is published in the Composite Quotations under the heading "Federal Funds/Effective Rate."

        If neither of these rates is published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will be the interest rate in effect on such Interest Determination Date.

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Open) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open".

  Treasury Rate Notes

        Each Treasury Rate note will bear interest at the rate (calculated with reference to the Treasury Rate and any spread) specified in the Treasury Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

  (1)
  The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

  (2)
  If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

  (3)
  Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

  Prime Rate Notes

        Each Prime Rate note will bear interest at the rate (calculated with reference to the Prime Rate and any spread) specified in the Prime Rate note and the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, the rate set forth for that date in H.15(519) under the heading "Bank prime loan."

        If the rate cannot be set as described above, the following procedures will occur:

  (1)
  If the rate is not published in H.15(519) prior to 9:00 a.m. on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page on such Interest Determination Date as such bank's prime rate or base lending rate as in effect for such Interest Determination Date.

  (2)
  If fewer than four rates appear on the Reuters Screen NYMF Page, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested.

  (3)
  If fewer than two quotations are provided, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, in each case having total equity capital of at least US $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

  (4)
  If in any month or two consecutive months, the Prime Rate is not published in H.15(519) and the banks or trust companies selected are not quoting as mentioned in (3) above, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate notes were LIBOR notes, and the spread, if any, will be the number of basis points specified in the applicable pricing supplement as the "Alternate Rate Event Spread."

  CMT Rate Notes

        Each CMT Rate note will bear interest at the rate (calculated with reference to the CMT Rate and any spread) specified in the CMT Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the CMT Rate means, with respect to any Interest Determination Date, the rate determined by the Calculation Agent based on the latest rate displayed at the close of business on such Interest Determination Date on the Designated CMT Telerate Page.

        The Designated CMT Telerate Page will be as follows:

  (a)
  Telerate page 7055 for "Yields on Treasury Constant Maturities—Federal Reserve Board Statistical Release H.15(519)—Mondays approximately 3:45 p.m. EST/EDT" for US Treasury Securities with a maturity that is the same as the Index Maturity specified in the applicable pricing supplement; or

  (b)
  Another page as may replace page 7055, as provided by the Telerate News Service, for the purpose of displaying rates or prices that are comparable, as determined by the Calculation Agent (after consultation with us), to the Constant Maturity Treasury rates formerly displayed on Telerate page 7055.

        If the information specified above is unavailable at that Interest Determination Date, then the CMT Rate for the applicable interest period will be determined as follows:

  (1)
  On the basis of the Treasury Constant Maturity rate with a maturity that is the same as the Index Maturity specified in the applicable pricing supplement (or other United States Treasury rate, with a maturity that is the same as the Index Maturity specified in the applicable pricing supplement) published as of that Interest Determination Date by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent (after consultation with us) determines to be comparable to the rate formerly displayed on Telerate page 7055 and published in the Federal Reserve Board Statistical Release H.15(519);

  (2)
  If the information specified with respect to the Designated CMT Telerate Page and in (1) above is unavailable at that Interest Determination Date, then the CMT Rate for the applicable interest period shall be the yield to maturity of the then most recently issued direct non-callable fixed rate United States Treasury Note with an original maturity that is the same as the Index Maturity specified in the applicable pricing supplement (the "Reference Treasury Note"), such yield to maturity to be calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 p.m. (or the closing of the market, if earlier), on that Interest Determination Date, by (and appearing in the written records of) three leading primary United States government securities dealers in New York City selected by the Calculation Agent;

  (3)
  If the information specified with respect to the Designated CMT Telerate Page and in (1) above is unavailable at that Interest Determination Date and at least three price quotations for the Reference Treasury Note are unavailable at that Interest Determination Date from leading primary dealers in New York City as provided in (2) above, then the CMT Rate for the applicable interest period shall be the yield to maturity of the Reference Treasury Note, as calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 p.m. (or the closing of the market, if earlier), on that Interest Determination Date, by (and appearing in the written records of) any three primary United States government securities dealers selected by the Calculation Agent (irrespective of where such dealers may be located); or

  (4)
  If the information specified with respect to the Designated CMT Telerate page and in (1) above is unavailable at that Interest Determination Date and the Calculation Agent cannot obtain the requisite quotations specified in either (2) or (3) above, then the interest rate on the applicable CMT Rate note for the applicable interest period shall be the same as the interest rate on such CMT Rate note in effect at the opening of business on such Interest Determination Date.

Payment of Principal and Interest

        Unless otherwise specified in the applicable pricing supplement, we will pay principal and premium, if any, and interest on all notes in the applicable specified currency. However, payments on notes denominated in a specified currency other than US dollars will be made in US dollars as described below, unless otherwise specified in the applicable pricing supplement.

  At your option

        Except as provided in the next paragraph, we will pay principal and premium, if any, and interest on all notes denominated in a specified currency other than US dollars in US dollars if the registered noteholder on the relevant record date or at maturity, as the case may be, has delivered a written request for payment of such note in US dollars to the Trustee at its Corporate Trust Office in New York City on or before the applicable record date or 15 days before maturity, as the case may be. The request may be made in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any request made will remain in effect with respect to further payments of principal (and premium, if any) and any interest with respect to the note payable to such holder unless the request is revoked on or before the relevant record date or 15 days before maturity, as the case may be. Please note that holders of notes denominated in a specified currency other than US dollars whose notes are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in US dollars should be made.

        The US dollar amount to be paid to a holder of a note denominated in a specified currency other than US dollars who elects to receive payment in US dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 a.m. on the second Business Day before the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the specified currency for US dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all noteholders electing to receive US dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Business Day before the date of payment, the payment will be made in the specified currency. All currency exchange costs associated with any payment in US dollars on notes denominated in specified currencies other than US dollars will be borne by the noteholder and will be deducted from the payment to such noteholder.

        Interest will be payable to the person in whose name a note is registered, which in the case of global securities will be the depositary or its nominee, at the close of business on the record date before each interest payment date. However, interest payable at maturity will be payable to the person to whom principal shall be payable, which in the case of global securities will be the depositary or its nominee.

        The total amount of any principal (and premium, if any) and any interest due on any global security representing one or more book-entry notes on any interest payment date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the depositary. The depositary will allocate the payments to each book-entry note represented by a global security and make payments to the holders of such global security in accordance with its existing operating procedures. We and the Trustee will not have any responsibility or liability for the payments by the depositary. So long as the depositary or its nominee is the registered holder of any global security, the depositary or its nominee, as the case may be, will be considered the sole holder of the book-entry note or notes represented by such global security for all purposes under the indenture. We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global security to exercise certain rights of holders of securities. See "Book-Entry Notes—Registration, Transfer and Payments".

        Payments of principal (and premium, if any) and any interest with respect to a note to be made in a specified currency other than US dollars will be made by wire transfer to an account maintained by the noteholder with a bank located in the country issuing the specified currency. Payments may also be made to the noteholder's account in another jurisdiction that we and the Trustee have approved and which has been designated by the registered noteholder on the relevant record date or at maturity, as the case may be, in writing on or before the relevant record date before the interest payment date or 15 days before maturity, as the case may be, and, in the case of payments due at maturity, the note is presented to the Paying Agent in time for the Paying Agent to pay to that account in accordance with its normal procedures. The designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, New York City, and, unless revoked in writing, will remain in effect with respect to any future payments on the note payable to such holder.

        If payment cannot be made by wire transfer because the Trustee has not received the required designation on or before the requisite date or for any other reason, a notice will be mailed to the noteholder at its registered address requesting a designation by which the wire transfer can be made and, within five Business Days of receiving this designation, the Trustee will make the appropriate payment. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, however, except as specified in the applicable pricing supplement, any taxes, assessments or governmental charges imposed on payments will be borne by the noteholder to whom payments are made.

        If the official unit of any component currency is changed as a result of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in that single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of those two or more currencies, each of which will have a value on the date of division equal to its proportionate share of the former component currency.

        Notes denominated in a specified currency other than US dollars will provide that, in the event of an official redenomination of the specified currency, our obligations shall, in all cases, be deemed immediately following the redenomination to provide for payment of that amount of the redenominated specified currency representing the amount of such obligations immediately before the currency was redenominated.

        All determinations set forth above to be made by the Calculation Agent and the Exchange Rate Agent, except as expressly provided in this prospectus supplement or the applicable pricing supplement, shall be conclusive for all purposes and binding on all noteholders and on us, in the absence of manifest error, and the Calculation Agent and the Exchange Rate Agent shall not be held liable for these determinations.

        At our option in the case of an imposition of exchange controls or other circumstances beyond our control.

        If the principal of (and premium, if any) or interest on any note is payable in a specified currency other than US dollars and that specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing that currency or for settlement of transactions by public institutions of or within the international banking community, we may make the requisite payments in US dollars on the basis of the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the second Business Day before the applicable payment date or, if that exchange rate is not available, then on the basis of the most recently available exchange rate.

Exchangeable Notes

        We may offer notes that are exchangeable at your option for securities, or cash representing the value of securities, of an entity unaffiliated with us; a basket of these securities; an index or indices of these securities or any combination of these options, all as will be described in the applicable pricing supplement. Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as will be specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, exchangeable notes will entitle you, either during a period or at specific times, to exchange your note for the underlying security or securities constituting the underlying basket, index or indices of these securities (or combination of these alternatives) at a specified rate of exchange. If so specified in the applicable pricing supplement, exchangeable notes will be redeemable at our option before maturity. If you do not elect to exchange your exchangeable note before maturity or any applicable date for redemption, you will receive the principal amount of such note or applicable redemption price, in cash.

        Upon exchange, at maturity or otherwise, of your exchangeable note, you may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket, index or indices or the cash value of such underlying security or securities, all as may be specified in the applicable pricing supplement. The underlying security or securities constituting any basket, index or indices may be the securities of either US or foreign entities, or both, and the exchangeable notes may provide for protection against fluctuations in the rate of exchange between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted, all as may be specified in the applicable pricing supplement. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Currency Indexed Notes

        We may offer notes the principal amounts of which are payable at or before maturity and the amounts of interest payable on which and/or any premium payable with respect to which are determined by the rate of exchange between the specified currency and the other currency or composite currency or currencies specified as the indexed currency or by reference to some other currency index or indices, in each case as set forth in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, you will be entitled to receive a principal amount or portion of that amount in respect of the currency indexed note exceeding the amount designated as the face amount of the currency indexed note in the applicable pricing supplement if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is greater than the rate of exchange designated as the base exchange rate, which is expressed in units of the indexed currency per one unit of the specified currency, as specified in the applicable pricing supplement. You will only be entitled to receive a principal amount in respect of the currency indexed notes less than the face amount of currency indexed notes, if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is less than the base exchange rate, in each case determined as described under "Payment of Principal and Interest".

        The applicable pricing supplement will set forth information as to the relative historical value of the applicable specified currency against the applicable indexed currency, any currency and/or exchange controls applicable to the specified currency or indexed currency and any additional tax consequences to holders. See "Risk Factors—Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You."

        Unless otherwise specified in the applicable pricing supplement, we will pay interest, and any premium, in the specified currency based on the face amount of the currency indexed notes and at the rate and times and in the manner set forth in this prospectus supplement and in the applicable pricing supplement.

Other Indexed Notes

        We may also offer notes the principal amounts of which are payable at or before maturity and the amounts of any interest payable on which and/or any premium payment with respect to which are determined with reference to a security, basket of securities, commodity or index (for example, the difference in price of a specified security, basket of securities or commodity on certain dates, a securities or commodity index or any other index or indices). The applicable pricing supplement relating to these other indexed notes will set forth the method by and the terms on which the amount of principal (payable on or before the maturity date), interest and/or any premium will be determined, and additional tax consequences to the holders of these notes, a description of certain risks associated with investment in these notes and other information relating to these notes.

Reopened Issues

        We may "reopen" certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes.

Extension of Maturity Date

        The applicable pricing supplement will indicate whether we may extend the maturity of a note for one or more periods up to, but not beyond, the date that is set forth in the pricing supplement.

        We may exercise our option to extend a note's maturity date by notifying the Trustee at least 60, but not more than 75 days, before the note's original maturity date that is in effect before we exercised our option. No later than 55 days before the original maturity date, the Trustee will mail to each noteholder a notice, first class, postage prepaid, setting forth:

  (1)
  our election to extend the note's maturity date;

  (2)
  the new maturity date;

  (3)
  in the case of a fixed rate note, the interest rate that will apply to the extension period or, in the case of a floating rate note, the spread, the new Interest Reset Date(s), if any, and the new interest payment date(s), if any, that will apply to the extension period; and

  (4)
  the provisions, if any, for redemption or repayment during the extension period.

Once the Trustee has mailed the extension notice to the noteholder, the note's maturity date shall be automatically extended and, except as may be modified by the extension notice or as described in the next paragraph, the note will have the same terms it did before the extension notice was mailed.

        Notwithstanding the foregoing, no later than 20 days before a note's original maturity date, we may at our option revoke its interest rate, in the case of a fixed rate note, or the spread, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate or higher spread, as the case may be, for the extension period. We may do so by causing the Trustee to mail notice first class, postage prepaid, of a higher interest rate or higher spread, as the case may be, to the noteholder. The notice shall be irrevocable. All notes with respect to which the maturity date is extended will bear the higher interest rate or higher spread, as the case may be, for the extension period, whether or not they are tendered for repayment.

        If we extend the maturity date of a note, the holder of such note may have the option to elect repayment of such note on the original maturity date at a price equal to the principal amount of the note plus any accrued interest to such date. In order for a note to be so repaid on the original maturity date, you must follow the procedures set forth under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee shall be at least 25 but not more than 35 days before the original maturity date and except that a noteholder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the original maturity date.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement and on the applicable note. If no redemption date is indicated with respect to a note, the note will not be redeemable before it matures. We may redeem notes at our option beginning on a specified redemption date if the applicable pricing supplement permits redemption. We may redeem such notes in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed, together with interest payable up to the redemption date, by giving notice not more than 60 nor less than 30 days before the redemption date.

Repayment and Repurchase

        Optional repayment dates will be set at the time of sale and set forth in the applicable pricing supplement and on the applicable note. Except as provided under "Extension of Maturity Date," if no optional repayment date is indicated, your note will not be repayable at your option before it matures.

        If the applicable pricing supplement permits, you may cause us to repay your notes on particular dates. We may be required to repay your notes in whole or in part in increments of $1,000, provided that any remaining principal amount of the note is at least $25,000. The repayment price will be equal to 100% of the principal amount to be repaid, plus accrued interest to the repayment date.

        Unless otherwise specified in the applicable pricing supplement, for any note to be repaid in whole or in part at your option, you must deliver to the Trustee not less than 30 nor more than 60 days before the optional repayment date (or any shorter period as described under "Extension of Maturity Date"):

  •
  the note to be repaid with the form entitled "Option to Elect Repayment" set forth on the reverse of such note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the NASD or a commercial bank or a trust company in the US setting forth:
•	your name,
•	the principal amount of the note,
•	the certificate number of the note or a description of the note's tenor or terms,
•	the principal amount of the note to be repaid,
•	a statement that you are exercising your option to elect repayment, and
•
a guarantee that the note to be repaid, along with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee no later than 5 Business Days after the date of the telegram, telex, facsimile transmission or letter.

The Trustee must receive the note and duly completed form entitled "Option to Elect Repayment" by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. The exercise of the repayment option will be irrevocable, except as set forth under "Extension of Maturity Date."

        If your note is represented by a global security, the depositary's nominee will be the holder and, as a result, will be the only entity that can exercise a right to repayment. To ensure that the depositary's nominee will timely exercise a right to repayment with respect to your interest in a global security, you must instruct the broker, or other direct or indirect participant through which you hold such interest, to notify the depositary of your desire to exercise a right to repayment. To ascertain the time by which instructions must be given for timely notice to be delivered to the depositary, you should consult the broker or other direct or indirect participant through which you hold your interest in a note.

        The applicable pricing supplement may provide that the maturity of a floating rate note will be automatically extended for a specified period, unless you elect during a designated period to terminate the automatic extension of the maturity by following the procedures described in the applicable pricing supplement and in the floating rate note.

        At any time, we may buy the notes at any price in the open market or otherwise. Any notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

Book-Entry Notes—Registration, Transfer and Payments

        Book-entry notes may be issued in whole or in part in the form of one or more fully registered global securities deposited with, or on behalf of, the depositary and registered in the name of its nominee. Except as described below, a global security may not be transferred except as a whole by the depositary to its nominee or by its nominee to the depositary or another nominee of the depositary or by the depositary or its nominee to the depositary's successor or the successor's nominee.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any notes that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of the notes represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the notes. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for a certificated note, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until certificated notes are issued, the depositary, not you, will be considered the holder of notes represented by a global security under the indenture. We have described below the only circumstances where notes represented by a global security will be exchangeable for certificated notes.

        We will make payments of principal and interest on the notes to the depositary or its nominee. We and the Trustee will treat the nominee as the owner of the global securities for all purposes. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any payment of principal or interest on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary's nominee is the only person that can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable pricing supplement, notes will be issued initially as book-entry notes. Generally, we will issue book-entry notes only in the form of global securities. Notes represented by a global security may be exchanged for certificated notes with the same terms in authorized denominations if:

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any notes of a series represented by a global security.

        In these circumstances, you will be entitled to physical delivery of notes in definitive form in an amount equal to your beneficial ownership interest and registered in your name. Notes issued in definitive form will be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons. Additional information about the depositary's procedures for global notes is contained in the accompanying prospectus under "Description of Debt Securities—Global Securities."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of debt instruments. Except as provided below under "Federal Income Tax Consequences to Non-US Holders," this summary deals only with a Holder that is: (i) a citizen or resident of the United States for US federal income tax purposes; (ii) a corporation, (or other entity that is treated as a corporation for US federal tax purposes) that is created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia); (iii) an estate whose income is subject to US federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

        As used in this summary, the term "Non-US Holder" means a Holder that is not a "US Holder."

        If a partnership (including any entity that is treated as a partnership for US federal tax purposes) is a beneficial owner of debt instruments, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of debt instruments that is a partnership, and partners in such a partnership, should consult their tax advisors about the US federal income tax consequences of holding and disposing of the debt instruments.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only Holders that purchase debt instruments at initial issuance and own debt instruments as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, securities dealers, expatriates, former citizens of the United States, or investors whose functional currency is not the US dollar). Persons considering the purchase of debt instruments should consult their own tax advisors concerning the application of US federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of debt instruments arising under the laws of any other taxing jurisdiction.

        Special considerations relevant to the federal income taxation of payments on notes denominated in a specified currency other than the US dollar or indexed to changes in exchange rates are discussed separately below under "Foreign Currency Notes." Those relevant to the federal income taxation of payments on any note with respect to which the interest and/or principal is indexed to property other than foreign currency and which is not a "variable rate debt instrument" (discussed below under "Stated Interest; Original Issue Discount") are discussed generally below under "Indexed Notes" and "Exchangeable Notes." Except to the extent discussed under "Contingent Instruments" and "Exchangeable Notes," the discussion below assumes that the notes will be treated as debt for federal income tax purposes and will be issued in registered form. However, it is possible that some contingent payment arrangements would not be treated as debt for federal income tax purposes. You should consult your own tax advisor with respect to whether any contingent payment obligations, including indexed notes or exchangeable notes, are debt for federal income tax purposes.

Stated Interest; Original Issue Discount

        Except as set forth below, interest on a note will be taxable to a US Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for tax purposes. US Holders of notes that bear original issue discount ("OID") and that mature more than one year from the date of issuance will generally be required to include OID in income as it accrues in advance of the receipt of cash attributable to such income, regardless of whether such holder uses the cash or accrual method of accounting.

        The amount of OID, if any, on a note is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutory de minimis exception. For this purpose, de minimis OID is generally OID that is less than 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to its maturity from the issue date, or in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note. If the amount of OID is de minimis, it is deemed to be zero.

        Generally, the issue price of a note will be the initial price at which a substantial amount of the notes have been sold to the public (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The issue price may be reduced in certain circumstances by an amount equal to the portion of the initial purchase price of the note equal to pre-issuance accrued interest. A US Holder may elect, in certain circumstances, to decrease the issue price and the stated redemption price at maturity by the amount of pre-issuance accrued interest and offset such pre-issuance accrued interest by an equal amount of stated interest payable on the first interest payment date.

        A note's stated redemption price at maturity includes all payments required to be made over the term of the note other than the payment of "qualified stated interest," which is defined as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or, in the circumstances described below, a qualified floating rate or objective rate on a variable rate note. In addition, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), the note's stated redemption price at maturity, for purposes of determining whether the security has de minimis OID, is treated as equal to the note's issue price plus the greater of the amount of foregone interest on such note or the excess of the note's stated principal amount over its issue price (i.e., the "true" discount on such note). If a debt instrument provides for alternate payment schedules upon the occurrence of one or more contingencies the yield and maturity of the debt instrument are computed based on a single payment schedule if, based on all the facts and circumstances, that schedule is significantly more likely than not to occur. This rule only applies if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date. If no one payment schedule is significantly more likely than not to occur, the rules for contingent payment debt obligations described below under "Indexed Notes" will apply. However, if a debt instrument provides for one or more alternative payment schedules, but all possible payment schedules under the terms of the instrument result in the same fixed yield, that yield is the yield of the instrument.

        Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

        A US Holder (whether on the cash or accrual method of accounting) of a note with an original maturity of more than one year must include in income for the taxable year the sum of the daily portions of OID for each day of the taxable year on which the US Holder held the note. The daily portions of OID are determined by determining the OID attributable to each accrual period and allocating a ratable portion of such amount to each day in the accrual period. The accrual period may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the final day of an accrual period or on the first day of an accrual period. In general, OID allocable to an accrual period equals the product of the (i) adjusted issue price at the beginning of the accrual period (i.e., the original issue price plus previously-accrued OID minus previous payments other than payments of qualified stated interest) multiplied by the original yield to maturity of the note (determined on the basis of compounding at the end of each accrual period) minus (ii) the amount of qualified stated interest allocable to the accrual period.

        The regulations concerning the US federal income tax treatment of debt instruments issued with OID (the "OID Regulations") provide special rules for determining the amount of OID allocable to a period when there is unpaid qualified stated interest, for short initial and final accrual periods, and for determining the yield to maturity of debt instruments subject to certain contingencies as to the timing of payments, including debt instruments that provide for options to accelerate or defer any payments, and debt instruments with indefinite maturities. For example, the maturity date and yield of a debt instrument with put or call options are determined under special rules. In general, an issuer is deemed to exercise or not exercise an option in a manner that minimizes the yield on the debt instrument and a holder is deemed to exercise or not exercise an option in a manner that maximizes the yield on the debt instrument. Options to convert debt into stock of the issuer or into stock or debt of certain related parties or into cash or other property in an amount equal to the approximate value of such stock or debt are disregarded in determining OID. US Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

        The OID Regulations contain an anti-abuse rule that provides that, if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Commissioner of Internal Revenue can apply or depart from the regulations as necessary or appropriate to achieve a reasonable result. Whether a result is unreasonable is determined based on all the facts and circumstances. Although we do not believe that any of the notes will be structured with such a principal purpose, there can be no assurance that the Internal Revenue Service (the "IRS") will agree with such position.

Variable Rate Notes

        Special rules exist for determining the accrual of OID and the amount of qualified stated interest on a "variable rate debt instrument." For purposes of these regulations, a variable rate debt instrument is a debt instrument that: (1) has an issue price that does not exceed total noncontingent principal payments by more than a specified amount; (2) provides for stated interest (paid or compounded at least annually) at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate;" (3) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate; and (4) except as permitted in clause (1), does not provide for any principal payments that are contingent.

        For purposes of determining if a note is a variable rate debt instrument, a floating rate is a "qualified floating rate" if variation in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly-borrowed funds in the currency in which the debt instrument is denominated (e.g., the Prime Rate or LIBOR). A multiple of a qualified floating rate is generally not a qualified floating rate, unless (a) the multiple is fixed at a number greater than .65 but not more than 1.35 or (b) a multiple of the type described in (a) increased or decreased by a fixed rate. If a debt instrument provides for two or more qualified floating rates that can reasonably be expected to have approximately the same value throughout the term of the instrument, the qualified rates will be considered a single qualified rate. Two or more qualified floating rates will be considered to have approximately the same value throughout the term of the instrument if the values of the rates on the date of issuance are within 25 basis points of each other.

        An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and is based on objective financial or economic information, generally including, for example, a rate based on one or more qualified floating rates or a rate based on the yield of actively-traded personal property (within the meaning of Section 1092(d)(1) of the Code). The rate, however, must not be based on information that is within the control of the issuer (or a related party) or that is, in general, unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). In addition, the IRS may designate other variable rates as objective rates. Restrictions on a minimum interest rate ("floor") or maximum interest rate ("cap"), or the amount of increase or decrease in the stated interest rate ("governor"), generally will not result in the rate failing to be treated as a qualified floating rate or an objective rate, if the restriction is fixed throughout the term of the instrument or the cap, floor, or governor is not reasonably expected to affect the yield significantly as of the date of issuance. However, a rate is not an objective rate if it is reasonably expected to result in an average value of a rate of interest over the first half of the instrument's term that is significantly less or more than the average value of the rate during the final half of the instrument's term, i.e., if there is a significant front loading or back loading of interest. A "qualified inverse floating rate" is a rate that is equal to a fixed rate minus a qualified floating rate if variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any cap, floor or governor).

        For purposes of determining the amount and accrual of OID and qualified stated interest, a debt instrument providing for a qualified floating rate or qualified inverse floating rate is generally converted to an equivalent fixed rate debt instrument by assuming that each qualified floating rate or qualified inverse floating rate, respectively, will remain at its value as of the issue date. A debt instrument providing for an objective rate (other than a qualified inverse floating rate) is converted to an equivalent fixed rate debt instrument by assuming that the objective rate will equal a fixed rate that reflects the yield that is reasonably expected for the instrument. The rules applicable to fixed rate debt instruments are then applied to determine the OID accruals and the qualified stated interest payments on the equivalent fixed rate debt instruments. Appropriate adjustments are made to the extent the interest or OID actually accrued or paid differs from that assumed on the equivalent fixed rate debt instrument.

Elections to Treat all Interest as OID

        A US Holder may elect in the year of acquisition of a note (which election is irrevocable without the consent of the IRS) to account for all interest on the note in the same manner as OID. For this purpose "interest" includes stated interest, OID, de minimis OID, market discount, de minimis market discount, amortizable bond premium, acquisition premium or acquisition discount. If this election is made, the US Holder may be subject to the conformity requirements of Sections 171(c) and 1278(b) of the Code, which may require the amortization of bond premium and the accrual of market discount on other debt instruments held by the same US Holder.

Short-Term Notes

        In general, an individual or other cash method US Holder of a note that has an original maturity of not more than one year from the date of issuance (a "short-term note") is not required to accrue OID unless he or she elects or has elected to do so. Such an election applies to all short-term notes acquired by the US Holder during the first taxable year for which the election is made and all subsequent taxable years of the US Holder, unless the IRS consents to a revocation. US Holders who report income for federal income tax purposes on the accrual method, electing cash method US Holders and certain other US Holders are generally required to include OID on such short-term notes in income on a straight-line basis, unless an irrevocable election with respect to any short-term note is made to accrue the OID according to a constant interest rate based on daily compounding. In the case of a US Holder who is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be treated as ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non-electing US Holders who are not subject to the current inclusion requirement described above will be required to defer deductions for any interest paid on indebtedness allocable to such short-term notes in an amount not exceeding the deferred income until such income is realized.

Market Discount

        If a subsequent US Holder purchases a note (other than a short-term note described above) at a "market discount," some or all of any gain realized upon a sale or other disposition or payment at maturity, or some or all of a partial principal payment, of such note may be treated as ordinary income, as described below. For this purpose, "market discount" is the excess (if any) of the stated redemption price at maturity over the purchase price, or, in the case of a note issued with OID, the excess (if any) of the adjusted issue price over the purchase price, in each case subject to a statutory de minimis exception. Unless a US Holder has elected to include the market discount in income as it accrues, any gain realized on any subsequent disposition of such note (other than in connection with certain nonrecognition transactions) or payment at maturity, or some or all of any partial principal payment on such note, will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period such note was held.

        The amount of market discount treated as having accrued will be determined either (i) on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the note was held by the US Holder and the denominator of which is the total number of days after the date such US Holder acquired the note up to and including the date of its maturity, or (ii) if the US Holder so elects, on a constant interest rate method. A US Holder may make that election with respect to any note but, once made, such election is irrevocable.

        In lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition, a US Holder of a note acquired at a market discount may elect to include market discount in income currently, through the use of either the ratable inclusion method or the elective constant interest method. Once made, the election to include market discount in income currently applies to all notes and other obligations of the US Holder that are purchased at a market discount during the taxable year for which the election is made and all subsequent taxable years of the US Holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the note in the hands of the US Holder will be increased by the market discount thereon as it is included in income.

        If the US Holder makes the election to treat as OID all interest on a debt instrument that has market discount, the US Holder is deemed to have made the election to accrue currently market discount on all other debt instruments with market discount. In addition, if the US Holder has previously made the election to accrue market discount currently, the conformity requirements of that election are met for debt instruments with respect to which the US Holder elects to treat all interest as OID.

        Unless a US Holder who acquires a note at a market discount elects to include market discount in income currently, such US Holder may be required to defer deductions for any interest paid on indebtedness allocable to such notes in an amount not exceeding the deferred income until such income is realized.

Premium

        If a subsequent US Holder purchases a note issued with OID at an "acquisition premium," the US Holder reduces the amount of OID includible in income in each taxable year by that portion of the acquisition premium allocable to that year. A note is purchased at an acquisition premium if, immediately after the purchase, the purchaser's adjusted basis in the note is greater than the adjusted issue price—but not greater than all amounts payable on the instrument after the purchase date (other than qualified stated interest) (i.e., the note is not purchased at a "bond premium"). In general, the reduction in OID allocable to acquisition premium is determined by multiplying the daily portion of OID by a fraction, the numerator of which is the excess of the US Holder's adjusted basis in the note immediately after the acquisition over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date (other than payments of qualified stated interest) over the note's adjusted issue price. Rather than apply the above fraction, the US Holder who, as discussed above, elects to treat all interest as OID would treat the purchase at an acquisition premium as a purchase at original issuance and calculate OID accruals on a constant yield to maturity basis.

        If a US Holder purchases a note and immediately after the purchase the adjusted basis of the note exceeds the sum of all amounts payable on the instrument after the purchase date, other than qualified stated interest, the note has "bond premium." Special rules exist for determining adjusted basis for this purpose. For example, a US Holder's basis in a convertible bond is reduced by the value of the conversion privilege. A US Holder that purchases a note at a bond premium is not required to include any OID in income. In addition, a US Holder may elect to amortize such bond premium over the remaining term of such note (or, in certain circumstances, until an earlier call date). Such an election must be made with a timely-filed federal income tax return for the first taxable year to which the US Holder wishes the election to apply.

        If a bond premium is amortized, the amount of interest that must be included in the US Holder's income for each period ending on an interest payment date or at stated maturity, as the case may be, will be reduced by the portion of premium allocable to such period based on the note's yield to maturity. If such bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, such excess premium can be deducted by the holder to the extent of the holder's prior interest inclusions on the bond in excess of prior bond premium deductions. Any premium not deductible because of such limitation is carried to the next accrual period and can offset qualified stated interest in such period. Rules also exist for determining bond premiums on variable rate debt instruments, on inflation-indexed instruments and for bonds with alternative payment schedules that are not treated as contingent payment obligations. If such an election to amortize bond premium is not made, a US Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the note.

        An election to amortize premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the US Holder's gross income, held at the beginning of the US Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest, including for this purpose amortizable premium, as OID is deemed to be an election to amortize premium under Section 171(c) of the Code for purposes of the conformity requirements of that section. In addition, if the US Holder has already made an election to amortize premium, the conformity requirements will be deemed satisfied with respect to any notes for which the US Holder makes an election to treat all interest as OID.

Sale, Exchange, Redemption or Repayment of the Notes

        Upon the disposition of a note by sale, exchange, redemption, or repayment, the US Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the US Holder's tax basis in the note. A US Holder's tax basis in a note generally will equal the cost of the note (net of accrued interest) to the US Holder, increased by amounts includible in income as OID or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on such note.

        Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or rules relating to short-term notes otherwise provide) will generally constitute capital gain or loss. Capital gains of non-corporate taxpayers from the sale, exchange, or other disposition of a note held for more than one year are eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Foreign Currency Notes

        The following discussion applies to foreign currency notes that are not denominated in or indexed to a currency that is considered "hyperinflationary," that are not contingent payment debt instruments and that are not "dual currency notes." Special US tax considerations applicable to obligations that are denominated in or indexed to a hyperinflationary currency, are contingent payment debt instruments or are dual currency notes will be discussed in the applicable pricing supplement.

        In general, a US Holder that uses the cash method of accounting and holds a foreign currency note will be required to include in income the US dollar value of the amount of interest income received, whether or not the payment is received in US dollars or converted into US dollars. The US dollar value of the amount of interest received is the amount of foreign currency interest paid, translated into US dollars at the spot rate on the date of receipt. The US Holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

        A US Holder on the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis US Holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the US Holder. Under the second method, a US Holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the US Holder at the beginning of the first taxable year to which the election applies or thereafter acquired and will be irrevocable without the consent of the IRS. An accrual basis US Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as US source ordinary income or loss.

        OID on a foreign currency note is determined in the foreign currency and is translated into US dollars in the same manner that an accrual basis US Holder accrues stated interest. Exchange gain or loss will be determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

        The amount of market discount on a foreign currency note includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the US Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into US dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

        Amortizable bond premium on a foreign currency note is also computed in units of foreign currency and, if the US Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

        With respect to the sale, exchange, retirement or repayment of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above), second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above), and finally, as a payment of principal. With respect to such payment of principal, (i) gain or loss is computed in foreign currency and translated on the date of retirement or disposition and (ii) exchange gain or loss is separately computed on the foreign currency amount of principal that is repaid to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, OID, market discount and principal is recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a US Holder's tax basis in the note generally will equal the US dollar cost of the note (as determined below), increased by the US dollar amounts includible in income as accrued interest, OID, or market discount (if the holder elects to include such market discount in income on a current basis) and reduced by the US dollar amount of amortized bond premium and of any payments other than payments of qualified stated interest. A US Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a note equal to the US dollar value of such currency on the date of receipt.

        In the case of a note denominated in foreign currency, the cost of the note to the US Holder will be the US dollar value of the foreign currency purchase price translated at the spot rate on the date of purchase (or, in some cases, the settlement date). The conversion of US dollars into a foreign currency and the immediate use of that currency to purchase a foreign currency note generally will not result in a taxable gain or loss for a US Holder.

Indexed Notes

        Certain debt instruments calling for one or more contingent payments are subject to special rules contained in the regulations (the "Contingent Debt Regulations").

        In general, under the Contingent Debt Regulations, the amount of interest on a contingent debt instrument issued for money that is taken into account for each accrual period is computed by determining a yield for the debt instrument as described below, then constructing a projected payment schedule for the debt instrument that produces that yield, and finally applying rules similar to those for accruing OID on a non-contingent debt instrument. Our projected payment schedule must be used to determine the US Holder's interest accruals and adjustments, unless we do not create a payment schedule or the US Holder determines that our projected payment schedule is unreasonable, in which case the US Holder must disclose its own schedule in connection with its federal income tax return and the reason(s) why it is not using our projected payment schedule.

        In general, the yield on a contingent bond is determined by reference to the comparable yield at which we would issue a fixed-rate debt instrument with terms and conditions similar to those of the contingent debt instrument, including the level of subordination, term, timing of payments, and general market conditions. If a hedge is available and the combined cash flows of the hedge and the contingent payment debt instrument would permit the calculation of a yield to maturity such that the debt instrument and the hedge could be integrated into a synthetic fixed-rate instrument, the comparable yield is the yield that the synthetic fixed-rate instrument would have. However, if a substantial part of the issue is being marketed to persons for whom the inclusion of interest is not expected to have a substantial effect on their federal income tax liability and the instrument provides for one or more non-market based contingent payments, the yield of the contingent payment debt instruments is presumed to be the applicable federal rate ("AFR").

        If the amount of a contingent payment is fixed at an amount that differs from the amount reflected on the assumed payment schedule, a US Holder is required to take into account adjustments. If the amount of a contingent payment exceeds its projected amount, a US Holder will recognize a positive adjustment equal to such excess. If the amount of a contingent payment is less than its projected amount, a US Holder will recognize a negative adjustment equal to the amount by which the amount of the payment is less than its projected amount. Positive and negative adjustments are netted for each taxable year with respect to each contingent payment debt instrument. Any net positive adjustment for a taxable year is treated as additional interest of a US Holder, and any net negative adjustment will first, reduce any interest on the debt instruments for the taxable year, then the US Holder will be entitled to an ordinary loss to the extent total interest inclusions on the debt instruments exceed the total amount of the US Holder's net negative adjustments for prior taxable years, and any excess will be carried over to the subsequent year.

        A US Holder's basis in a contingent debt obligation is increased by the portion of the projected contingent payment accrued by the holder under the projected payment schedule (determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, or retirement of a contingent payment debt obligation generally would be treated as ordinary income. Losses, on the other hand, would be treated as ordinary only to the extent of the US Holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed to the US Holder as an ordinary loss) and capital to the extent in excess thereof.

        The Contingent Debt Regulations do not apply to variable rate debt instruments, certain debt instruments that provide for alternative payment schedules, REMIC interests and certain other debt instruments that are subject to prepayment, or debt instruments that provide for payments denominated in, or determined by reference to, a nonfunctional currency that is subject to Section 988 of the Code. Special rules are provided in the Contingent Debt Regulations for accounting for market discount and premium on contingent notes.

        Holders of certain contingent debt obligations that enter into or acquire certain offsetting positions may be required to recognize gain but not loss of the contingent debt obligation on the date that the offsetting position is acquired.

Exchangeable Notes

        To the extent notes are physically settled in stock or other property rather than in cash, a US Holder will have income as described above under "Indexed Notes," and such holder's basis in any stock or other property received on the payment of the exchangeable note should equal the fair market value of the stock or other property at the time of receipt. Prospective purchasers of exchangeable notes should consult their own tax advisors concerning whether exchangeable notes will be subject to the Contingent Debt Regulations. In particular, if a US Holder's right to the return of principal is substantially contingent, such US Holder should consult its advisors as to whether such obligations will be treated as debt for federal income tax purposes. Any additional considerations relevant to the federal income tax treatment of US Holders of an exchangeable note will be discussed in the applicable pricing supplement.

Contingent Instruments

        Certain instruments that provide for contingent principal payments ("Contingent Instruments") may not constitute a "debt instrument" under US federal income tax principles. For example, an instrument which provides that a return of a US Holder's original investment is entirely or substantially contingent may not be a debt instrument, unless the instrument is treated as a deposit and a forward obligation. Any additional considerations relevant to the federal income tax treatment of US Holders of a Contingent Instrument will be discussed in the applicable pricing supplement.

        Please note, if you invest in notes that provide for contingent repayments of principal, you should consult your own tax advisor concerning the tax consequences of an investment in such notes, including the application of foreign, state, local or other tax laws.

Extendible Notes

        A note may provide us with the option to extend its maturity and, in connection therewith, to reset the interest rate or spread and establish new interest reset dates, new interest payment dates and new provisions for redemption or optional repayment.

        Under Treasury regulations, a significant modification of a debt instrument generally is considered to result in a deemed exchange of the original note for the modified note. Under the regulations, a "modification" is any alteration of a legal right of the issuer or a holder of a debt instrument that does not occur by operation of the original terms of the instrument. In addition, certain alterations are modifications even if they occur by operation of such original terms. For example, any substitution of an obligor, addition or deletion of a co-obligor or a change (in whole or in part) in the recourse nature of the instrument is a modification. In addition, any alteration that results in an instrument or property right that is not debt is a modification, unless it occurs pursuant to a US Holder's option under the terms of the instrument to convert the debt into issuer equity. Furthermore, an alteration that results from the exercise of an option provided to an issuer or holder is a modification, unless the option is unilateral and, in the case of a holder, the exercise of the option does not result (or, in the case of a variable or contingent payment, is not reasonably expected to result) in a deferral or a reduction in any scheduled payment of interest or principal. An option is not unilateral if it requires the consent of the other party. Since the US Holders of a note may have the option to elect repayment on the original maturity date if we extend, the option to extend may not be unilateral.

        The regulations also provide rules for purposes of determining when a modification is significant. In general, a modification is significant if, based on all facts and circumstances, the legal rights and obligations changed, and/or the degree to which they are being changed, are economically significant. The regulations provide that a change in the yield of a fixed-rate instrument is a significant modification if the yield varies from the annual yield by more than 1/4 of 1% or 5% of the original annual yield. In the case of variable rate instruments, the above rule applies by deeming the annual yield of the variable rate instrument to equal the annual yield of an equivalent fixed-rate instrument. Whether the change in the yield of a contingent payment debt obligation is significant is determined under the general rules. An extension of final maturity is not a significant modification if it does not extend the maturity longer than the lesser of five years or 50% of the original term of the instrument.

        The consequences to a US Holder of treating the extension of a maturity date or a change in the terms of the notes as a sale or exchange of the original note for the extended note will depend upon the facts and circumstances, including, for example, whether the original note is a "security" for federal income tax purposes, whether either note is publicly traded, whether Section 368(a)(1)(E) of the Code applies to the exchange, and whether the US Holder's basis in the original note differs from the issue price of the extended note.

        Our right to extend the maturity of a note may impact the note's yield to maturity for purposes of calculating the amount of OID on a note. For example, if the note's yield to maturity (taking into account the extension) would be less than such yield (absent the extension), OID would be accrued assuming that the note were extended.

Federal Income Tax Consequences to Non-US Holders

United States Income and Estate Tax Consequences

        The following is a summary of the US federal income and estate tax consequences generally applicable to Non-US Holders of the notes. This discussion does not deal with all aspects of US taxation that may be relevant to the purchase, ownership or disposition of the notes by any particular Non-US Holder in light of his or her personal circumstances. For example, persons who are partners in foreign partnerships and beneficiaries of foreign trusts or estates who are subject to US federal income tax because of their own status, such as US residents or foreign persons engaged in a trade or business in the United States, may be subject to US federal income tax even though the entity is not itself subject to US federal income tax on the disposition of its note.

        For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of a note will be considered "US trade or business income" if such income or gain is (i) effectively connected with the conduct of a trade or business in the United States or (ii) in the case of a treaty resident, attributable to a permanent establishment (or to a fixed base) in the United States.

Interest and Original Issue Discount

        Subject to the discussion below concerning backup withholding, generally any interest or OID paid to a Non-US Holder of a note that is not "US trade or business income" will not be subject to US federal income tax if the interest (or OID) qualifies as "portfolio interest." Generally (and except as described below under "Indexed Notes and Exchangeable Notes"), interest on registered notes with a maturity of more than 183 days will qualify as portfolio interest if (i) the Non-US Holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock and is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code, (ii) the Non-US Holder, under penalty of perjury, certifies that the Non-US Holder is not a US person and such certificate provides the beneficial owner's name and address, and (iii) the Non-US Holder is not a bank that is receiving the interest (or OID) on a loan made in the ordinary course of its business.

        The gross amount of payments on a note with a maturity of more than 183 days to a Non-US Holder of interest or OID that do not qualify for the portfolio interest exception and that are not US trade or business income will be subject to US federal income tax and withholding at the rate of 30%, unless a US income tax treaty applies to reduce or eliminate withholding. US trade or business income will be taxed at regular US federal income tax rates rather than the 30% gross rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is US trade or business income, the Non-US Holder must provide a properly-executed Form W-8BEN or W-8ECI (or such successor form as the IRS designates), as applicable, prior to the payment of interest or OID. These forms must be periodically updated. Holders that are "hybrid entities," e.g. entities that are classified as partnerships for US federal income tax purposes and as corporations for foreign tax purposes, may be denied treaty benefits in certain circumstances. A Non-US Holder who is claiming the benefits of a treaty may be required, in certain circumstances, to obtain a US taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. In the case of any Non-US Holder that is treated as a partnership, trust or other fiscally transparent entity for US federal income tax purposes, the relevant forms and other information generally must also be provided by the beneficial owners of such entities. Certain special procedures apply for payments received through qualified intermediaries.

Indexed Notes and Exchangeable Notes

        The IRS has stated that it is considering various issues relating to the treatment of Non-US Holders of contingent payment debt obligations, including the possibility of tax avoidance that may arise when a contingent payment debt obligation is structured with payments that approximate the yield on an equity security (including coordination with the rules for taxation of foreign investments in US real property). Subject to certain exceptions, the portfolio interest exception from withholding tax does not apply to certain payments of contingent interest if: (1) the amount of interest is determined by reference to (i) receipts, sales or other cash flows of us or a related person, (ii) any income or profits of us or a related person, (iii) any change in the value of any property of us, or a related person, or (iv) any dividend, partnership distributions, or similar payments made by us or a related person; or (2) the interest is identified in regulations not yet issued as contingent interest for which the portfolio interest exception should be denied. As discussed above, gain from the sale of certain contingent payment debt obligations is also treated as interest under the Contingent Debt Regulations and, accordingly, could be subject to US federal income tax withholding at the 30% gross rate if on an indexed note that was not eligible for the portfolio interest exception.

Sale of Notes

        Generally, a Non-US Holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a debt instrument unless such Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is US trade or business income. In the later event, generally Non-US Holders will be subject to US federal income tax with respect to such gain in the same manner as US Holders, as described above. Additionally, in such event, Non-US Holders that are corporations could be subject to a branch profits tax on such income as well.

Contingent Instruments

        Considerations relevant to the federal income tax treatment of Non-US Holders of a Contingent Instrument will be described in the applicable pricing supplement.

        Please note, if you invest in notes that provide for contingent repayments of principal, you should consult your own tax advisor concerning the tax consequences of an investment in such notes, including the application of foreign, state, local or other tax laws.

United States Federal Estate Tax

        Except with respect to notes that bear contingent interest that is not eligible for the portfolio interest exception, and to notes that bear interest that is deemed to be US trade or business income, notes held (or treated as held) by an individual who is a Non-US Holder at the time of his death will not be subject to United States federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of all of our voting stock.

Information Reporting and Backup Withholding

        Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each Holder, and "backup withholding" with respect to certain payments made on or with respect to the debt instruments. Backup withholding generally does not apply with respect to certain Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts. Backup withholding will apply to a US Holder only if the US Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The application for exemption is available by providing a properly completed IRS Form W-9.

        A Non-US Holder that provides an IRS Form W-8BEN or Form W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-US Holder and stating that the Non-US Holder is not a United States person, is not subject to US backup withholding. An IRS Form W-8BEN generally is required from Non-US Holders that own interests in a Holder that is treated as a partnership or disregarded entity. Interest paid to a Non-US Holder will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to the Non-US Holder.

        The payment of the proceeds on the disposition of a debt instrument by a Holder to or through the US office of a broker generally will be subject to information reporting and backup withholding unless the Holder either certifies its status as a Non-US Holder under penalties of perjury on the applicable IRS Form W-8BEN or W-8IMY (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a debt instrument by a Non-US Holder to or through a non-US office of a non-US broker will not be subject to backup withholding or information reporting unless the non-US broker is a "US Related Person" (as defined herein). The payment of proceeds on the disposition of a debt instrument by a Non-US Holder to or through a Non-US office of a US broker or a US Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the Holder certifies its status as a Non-US Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-US Holder's foreign status and the broker has no actual knowledge to the contrary.

        For this purpose, a "US Related Person" is (i) a "controlled foreign corporation" for US federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a US trade or business, or (iii) a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a US trade or business.

        Backup withholding is not an additional tax and may be refunded (or credited against the Holder's US federal income tax liability, if any), provided, that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the notes. We also may sell the notes:

  (a)
  directly to purchasers on our own behalf; or

  (b)
  through the agents as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the agent at the time of resale, which may be greater or lesser than the purchase price for those notes paid by the agent.

        We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of the notes in whole or part. Each agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the notes it receives in whole or in part. We will pay each agent a commission, in the form of a discount, ranging from .125% to .750% of the price offered to the public of the notes, depending on maturity, sold through that agent. Any agent may agree with us to accept a commission other than one based on maturity, in which case the commission will be set forth in the applicable pricing supplement; provided, however, that the commission shall range from .025% to .750%. We also may pay fees and other amounts to an agent or an affiliate of an agent in connection with certain transactions that we enter into in connection with certain issuances of the notes, which might exceed the agent's discount.

        Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        Because Bear, Stearns & Co. is our wholly-owned subsidiary, each distribution of the notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

VALIDITY OF THE NOTES

        The validity of the notes will be passed on for us by Cadwalader, Wickersham & Taft, New York, New York.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement.

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means the person chosen by us to perform the duties related to interest rate calculations and resets for the floating rate notes.

        "Calculation Date" means, with regard to an Interest Determination Date, the earlier of (i) the 10th calendar day after the Interest Determination Date or if that day is not a Business Day, the next Business Day or (ii) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date.

        "Exchange Rate Agent" means JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        "London Banking Day" means any day on which dealings or deposits in US dollars are transacted in the London interbank market.

        "Money Market Yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield =	D × 360 360-(D × M)	× 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Paying Agent" means JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

        "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major US banks).

        "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for US dollar deposits).

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this Prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $10,006,693,162 (as described in the applicable Prospectus Supplement).

We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

The date of this Prospectus is January 25, 2002.

        The information contained in this Prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This Prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)  the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000;

          (2)  the Quarterly Reports on Form 10-Q for the quarters ended February 23, 2001, May 25, 2001 and August 31, 2001; and

          (3)  the Current Reports on Form 8-K dated December 13, 2000, January 4, 2001, January 11, 2001, February 15, 2001, February 15, 2001, March 21, 2001, March 30, 2001, April 20, 2001, May 3, 2001, May 4, 2001, June 20, 2001, June 26, 2001, September 26, 2001, October 19, 2001, December 20, 2001, January 8, 2002 and January 8, 2002.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Corporate Communications Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

CERTAIN DEFINITIONS

        Unless otherwise stated in this Prospectus:

  •
  the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;
  •
  "AMEX" refers to the American Stock Exchange;
  •
  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;
  •
  "BSB" refers to Bear Stearns Bank plc;
  •
  "BSSC" refers to Bear, Stearns Securities Corp.;
  •
  "BSIL" refers to Bear, Stearns International Limited;
  •
  "DAiSSSM" refers to Dutch Auction internet Syndication SystemSM;
  •
  "NASD" refers to the National Association of Securities Dealers, Inc.;
  •
  "NYSE" refers to the New York Stock Exchange; and
  •
  "securities" refers to the notes, warrants, preferred stock and depositary shares described in this prospectus.

        Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling our proprietary and customer transactions. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;
  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;
  •
  securities, options and futures brokerage;
  •
  providing securities clearance services;
  •
  managing equity and fixed income assets for institutional and individual clients;
  •
  financing customer activities;
  •
  securities lending;
  •
  securities and futures arbitrage;
  •
  involvement in specialist activity on both the NYSE and the AMEX;
  •
  underwriting and distributing securities;
  •
  arranging for the private placement of securities;
  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;
  •
  making principal investments in leveraged acquisitions;
  •
  engaging in commercial real estate activities;
  •
  investment management and advisory services; and
  •
  advisory, fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;
  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Milan, Sao Paulo, Seoul and Shanghai;
  •
  through international offices in Dublin, London, Lugano, Singapore and Tokyo; and
  •
  through joint ventures with other firms in Belgium, Greece and Spain.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust-company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment advisor with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the International Stock Exchange. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities and Derivatives Exchange, Marche à Terme International de France, SA and the London Clearing House. BSIL is supervised by and regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179 and our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

USE OF PROCEEDS

        Unless otherwise specified in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the nine months ended August 31, 2001 and August 25, 2000, the fiscal year ended November 30, 2000, the five months ended November 26, 1999 and the fiscal years ended June 30, 1999, 1998, 1997 and 1996.

	Nine Months Ended				Year Ended June 30,
				Five Months Ended November 26, 1999
	August 31, 2001	August 25, 2000	Year Ended November 30, 2000		1999	1998	1997	1996
Ratio of earnings to fixed charges	1.2	1.3	1.2	1.3	1.3	1.3	1.4	1.4
Ratio of earnings to combined fixed charges and preferred dividends	1.2	1.2	1.2	1.3	1.3	1.3	1.4	1.4

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any Prospectus Supplement may relate. The particular terms of any debt securities offered by a Prospectus Supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the Prospectus Supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

        This section, along with the description in the applicable Prospectus Supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $10,006,693,162 under this Prospectus. As of the date of this Prospectus, we have issued approximately $69,957,479,650 aggregate principal amount of debt securities under the Indenture, of which $21,803,967,175 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;
  •
  issue an unlimited principal amount of debt securities;
  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this Prospectus at various times and without your consent; and
  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Unless we provide otherwise in an applicable Prospectus Supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the Prospectus Supplement relating to that series.

        Unless we provide otherwise in the applicable Prospectus Supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the Prospectus Supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable Prospectus Supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the Prospectus Supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable Prospectus Supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or
  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable Prospectus Supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable Prospectus Supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable Prospectus Supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such bearer debt security.

Global Securities

        The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

        Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

  •
  the depositary for the global security to a nominee of the depositary;
  •
  a nominee of the depositary to the depositary or another nominee of the depositary; or
  •
  the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

        Each Prospectus Supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

        Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

        Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by global securities registered in their names;
  •
  will not receive or be entitled to receive physical delivery of debt securities in definitive form; and
  •
  will not be considered the owners or holders of these securities under the Indenture.

        Subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

        We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

        If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

        In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

  (1)
  registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;
  (2)
  bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or
  (3)
  either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

        You should read the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and
  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:
  (a)
  payment of the principal of, and premium, if any, and interest on, (and any additional amounts payable in respect of) the debt securities and
  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable Prospectus Supplement, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;
  •
  a change in control; or
  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;
  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;
  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;
  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;
  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to certain fundamental provisions of which a default would require the consent of the holders of each outstanding security of a series affected to waive, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;
  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;
  (3)
  a failure to deposit any sinking fund payment when due relating to that series;
  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;
  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;
  (6)
  certain events of bankruptcy, insolvency or reorganization; and
  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or
  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or
  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and
  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any Prospectus Supplement may relate. The particular terms of the warrants offered by any Prospectus Supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the Prospectus Supplement relating to those warrants.

        We may issue warrants for the purchase of debt securities, warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government debt securities"), warrants to buy or sell currencies, currency units or units of a currency index or currency basket, warrants to buy or sell units of a stock index or stock basket and warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of debt securities and may be attached to or separate from those debt securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this Prospectus and in any applicable Prospectus Supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the Prospectus Supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."

General

        The terms of any particular series of warrants will be described in the Prospectus Supplement relating to that particular series of warrants, including, where applicable:

  (1)
  whether the warrant is for debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the warrant;
  (2)
  the offering price;
  (3)
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;
  (4)
  the date on which the right to exercise those warrants will commence and the date on which that right will expire;
  (5)
  whether those warrants are to be issuable in registered or bearer form;
  (6)
  whether those warrants are extendible and the period or periods of such extendibility;
  (7)
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;
  (8)
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;
  (9)
  US federal income tax consequences applicable to those warrants; and

  (10)
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

        If the offered warrants are to purchase debt securities, the Prospectus Supplement will also describe:

  (1)
  the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities purchasable upon exercise of those warrants;
  (2)
  the designation and terms of the debt securities with which those warrants are issued and the number of those warrants issued with each such debt security;
  (3)
  the date or dates on and after which those warrants and the related debt securities will be separately transferable; and
  (4)
  the principal amount of debt securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities may be purchased upon such exercise.

        Before you exercise your warrants, you will not have any of the rights of holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture.

        If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the Prospectus Supplement will describe:

  •
  the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and
  •
  whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

        If the offered warrants are warrants on a stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such stock index or stock basket. The Prospectus Supplement will describe:

  •
  the terms of those warrants;
  •
  the stock index or stock basket covered by those warrants; and
  •
  the market to which the stock index or stock basket relates.

        If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The Prospectus Supplement will describe:

  •
  the terms of those warrants;
  •
  the commodity or commodity index covered by those warrants; and
  •
  any market to which the commodity or commodity index relates.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the Prospectus Supplement relating to that series of warrants).

        As the applicable Prospectus Supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

  •
  warrants to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket; and
  •
  warrants on stock indices or stock baskets or on commodities or commodity indices.

        Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        As set forth in, or calculable from, the Prospectus Supplement relating to each series of warrants, each warrant you purchase will entitle you to:

  •
  buy the equivalent amount of the debt securities;
  •
  buy or sell the equivalent amount of Government debt securities;
  •
  buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price;
  •
  receive a settlement value for the equivalent amount of Government debt securities; or
  •
  receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index.

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those warrants or as may be otherwise stated in the Prospectus Supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement, you may exercise your warrants by:

  •
  delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and
  •
  payment as provided in the applicable Prospectus Supplement of the amount required to purchase the debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable Prospectus Supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with U.S. federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States Persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States Persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States Person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States Persons have the authority to control all of its substantial decisions.

        The Prospectus Supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-U.S. beneficial ownership be delivered once a bearer warrant is exercised).

DESCRIPTION OF PREFERRED STOCK

        This section sets forth certain general terms and provisions of the preferred stock to which any Prospectus Supplement may relate. The particular terms of the preferred stock offered by any Prospectus Supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the Prospectus Supplement relating to such preferred stock.

        This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificate of designations, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designations for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designations for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available as set forth under the section entitled "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the Prospectus Supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;
  (2)
  the offering price;
  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
  (4)
  any redemption or sinking fund provisions;
  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;
  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;
  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;
  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and
  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2001, there were outstanding:

  •
  479,250 shares of Adjustable Rate Cumulative Preferred Stock, Series A;
  •
  5,000,000 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;
  •
  4,000,000 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and
  •
  4,000,000 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable Prospectus Supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of the our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The Prospectus Supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certification of incorporation.

Liquidation Rights

        Unless otherwise specified in the Prospectus Supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary) the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable Prospectus Supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable Prospectus Supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that Prospectus Supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable Prospectus Supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        No series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable Prospectus Supplement, holders of the preferred stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or
  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section sets forth certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable Prospectus Supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or
  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the

    Company and the amount received by the depositary as a result of that distribution has been distributed by the Depositary to the holders of those depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Miscellaneous

        Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

        Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;
  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and
  •
  the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Any series of preferred stock (and the depositary shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable Prospectus Supplement. Book-entry preferred stock or depositary shares will be issued in the form of a single global stock certificate or a single global depositary receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company or any successor or alternate depositary we select.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any preferred stock or depositary shares that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of preferred stock or depositary shares represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the preferred stock or depositary shares. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for the relevant definitive security representing preferred stock or depositary shares, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until the relevant definitive security representing preferred stock or depositary shares is issued, the depositary, not you, will be considered the holder of preferred stock or depositary shares represented by a global security. We have described below the only circumstances where preferred stock or depositary shares represented by a global security will be exchangeable for certificates representing preferred stock or depositary shares.

        We will pay dividends and other distributions on the preferred stock or depositary shares to the depositary or its nominee. We and the depositary will treat the nominee as the owner of the global securities for all purposes. Neither we nor the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any dividend payment or other distribution on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary nominee is the only person who can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable Prospectus Supplement, preferred stock or depositary shares will be issued initially as book-entry preferred stock or depositary shares. Generally, we will issue book-entry preferred stock or depositary shares only in the form of global securities. Preferred stock or depositary shares represented by a global security may be exchanged for the relevant definitive security with the same terms in authorized denominations if:

  •
  the depositary notified us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or
  •
  we determine not to have any preferred stock or depositary shares represented by a global security.

        In these circumstances, you will be entitled to physical delivery of a definitive certificate or other instrument evidencing such preferred stock or depositary shares in an amount equal to your beneficial ownership interest and registered in your name.

PLAN OF DISTRIBUTION

        We may sell the securities in any of four ways:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);
  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;
  •
  directly to one or more purchasers; or
  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities.

        Each Prospectus Supplement will set forth the manner and terms of an offering of securities, including:

  •
  whether that offering is being made to underwriters or through agents or directly;
  •
  the rules and procedures for the auction process through DAiSSSM, if used;
  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;
  •
  the securities' purchase price or initial public offering price; and
  •
  the proceeds we anticipate from the sale of the securities.

        When securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

        Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Unless otherwise indicated in the applicable Prospectus Supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable Prospectus Supplement.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this Prospectus and the Prospectus Supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable Prospectus Supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable Prospectus Supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the Prospectus Supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the Prospectus Supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the Prospectus Supplement, for a more detailed description of the offering procedures.

        Because Bear Stearns is our wholly owned subsidiary, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving the assets of employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans and entities treated for purposes of ERISA and the Code as holding assets thereof are in this Prospectus collectively referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons"

encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        Each of us, Bear Stearns and BSSC may be considered a "party in interest" or "disqualified person" with respect to many Plans, including, for example, IRAs established with us or them. The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") could constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

        Applicable exemptions may include certain prohibited transaction class exemptions ("PTCEs") (for example, PTCE 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective trust funds and PTCE 95-60 relating to insurance company general accounts).

        A fiduciary who is responsible for an ERISA Plan engaging in a non-exempt prohibited transaction may be liable for any losses to the Plan resulting from such transaction and may be subject to a penalty under ERISA. Also, Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2000 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft, New York, New York.

        You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

$10,000,000

The Bear Stearns Companies Inc.

Principal Protected SECTOR SELECTOR
Notes Due 2008

Linked to a Basket of U.S. Sector
Exchange Traded Funds

PRICING SUPPLEMENT

Bear, Stearns & Co. Inc.

January 30, 2003

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CERTAIN DEFINITIONS
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DESCRIPTION OF THE NOTES
Sector Selector -- Return Examples December 1997 to December 2002 -- Changes vs. Initial Level (returns in percent %)
Sector Selector -- Return Examples December 1996 to December 2001 -- Change vs. Initial Level (returns in percent %)
Sector Selector -- Return Examples December 1994 to December 1999 -- Change vs. Initial Level (returns in percent %)
Sector Selector -- Return Examples December 1992 to December 1997 -- Change vs. Initial Level (returns in percent %)
Sector Selector -- Return Examples December 1997 to December 2002 -- Change vs. Initial Level (returns in percent %)
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THE BEAR STEARNS COMPANIES INC.
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